Exhibit 4.1
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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            dated as of July 9, 1999,

                                  by and among

                     CORNERSTONE REALTY INCOME TRUST, INC.,
                                  CRIT-NC, LLC,
                      CORNERSTONE REIT LIMITED PARTNERSHIP,

                   and any Additional Borrowers party hereto,

                                  as Borrowers,

                         the Lenders referred to herein,

                           FIRST UNION NATIONAL BANK,

                            as Administrative Agent,

                                       and

                              FLEET NATIONAL BANK,

                              as Syndication Agent


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                                TABLE OF CONTENTS


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ARTICLE I   DEFINITIONS
SECTION 1.1          Definitions..........................................................................     1
SECTION 1.2          General..............................................................................    15
SECTION 1.3          Other Definitions and Provisions.....................................................    16

ARTICLE II  REVOLVING CREDIT FACILITY.....................................................................    16
SECTION 2.1          Revolving Credit Loans...............................................................    16
SECTION 2.2          Procedure for Advances of Loans......................................................    17
SECTION 2.3          Repayment of Loans...................................................................    17
SECTION 2.4          Revolving Credit Notes...............................................................    18
SECTION 2.5          Permanent Reduction of the Aggregate Commitment......................................    18
SECTION 2.6          Termination of the Credit Facility...................................................    19
SECTION 2.7          Optional Increase In Commitments.....................................................    19
SECTION 2.8          Use of Proceeds......................................................................    21

ARTICLE III  LETTER OF CREDIT FACILITY....................................................................    21
SECTION 3.1          L/C Commitment.......................................................................    21
SECTION 3.2          Procedure for Issuance of Letters of Credit..........................................    21
SECTION 3.3          Commissions and Other Charges........................................................    22
SECTION 3.4          L/C Participations...................................................................    22
SECTION 3.5          Reimbursement Obligation of the Borrower.............................................    23
SECTION 3.6          Obligations Absolute.................................................................    23
SECTION 3.7          Effect of Application................................................................    24

ARTICLE IV  GENERAL LOAN PROVISIONS.......................................................................    24
SECTION 4.1          Interest.............................................................................    24
SECTION 4.2          Notice and Manner of Conversion or Continuation of Loans.............................    27
SECTION 4.3          Fees.................................................................................    28
SECTION 4.4          Manner of Payment....................................................................    28
SECTION 4.5          Crediting of Payments and Proceeds...................................................    28
SECTION 4.6          Adjustments..........................................................................    29
SECTION 4.7          Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by
                     the Administrative Agent.............................................................    29
SECTION 4.8          Changed Circumstances................................................................    30
SECTION 4.9          Indemnity............................................................................    31
SECTION 4.10         Capital Requirements.................................................................    32
SECTION 4.11         Taxes................................................................................    32

ARTICLE V   CLOSING; CONDITIONS OF CLOSING AND BORROWING..................................................    34
SECTION 5.1          Closing..............................................................................    34
SECTION 5.2          Conditions to Closing and Initial Extensions of Credit...............................    34
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SECTION 5.3          Conditions to All Loans and Letters of Credit........................................    37

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF THE BORROWERS..............................................    37
SECTION 6.1          Representations and Warranties.......................................................    37
SECTION 6.2          Survival of Representations and Warranties, Etc......................................    45

ARTICLE VII  FINANCIAL INFORMATION AND NOTICES............................................................    45
SECTION 7.1          Financial Statements and Projections.................................................    46
SECTION 7.2          Officer's Compliance Certificate.....................................................    47
SECTION 7.3          Other Reports........................................................................    47
SECTION 7.4          Notice of Litigation and Other Matters...............................................    47
SECTION 7.5          Accuracy of Information..............................................................    48

ARTICLE VIII  AFFIRMATIVE COVENANTS.......................................................................    49
SECTION 8.1          Preservation of Corporate Existence and Related Matters..............................    49
SECTION 8.2          Maintenance of Property..............................................................    49
SECTION 8.3          Insurance............................................................................    49
SECTION 8.4          Accounting Methods and Financial Records.............................................    49
SECTION 8.5          Payment and Performance of Obligations...............................................    49
SECTION 8.6          Compliance With Laws and Approvals...................................................    50
SECTION 8.7          Environmental Laws...................................................................    50
SECTION 8.8          Compliance with ERISA................................................................    50
SECTION 8.9          Compliance With Agreements...........................................................    50
SECTION 8.10         Conduct of Business..................................................................    50
SECTION 8.11         Visits and Inspections...............................................................    51
SECTION 8.12         Year 2000 Compatibility..............................................................    51
SECTION 8.13         Surveys..............................................................................    51
SECTION 8.14         Title Insurance......................................................................    51
SECTION 8.15         Equity Issuance......................................................................    51
SECTION 8.16         Upstream of Dividends................................................................    51
SECTION 8.17         Additional Borrowers.................................................................    51
SECTION 8.18         Securities Exchange Listing..........................................................    52
SECTION 8.19         Further Assurances...................................................................    52

ARTICLE IX    FINANCIAL COVENANTS.........................................................................    52
SECTION 9.1          Leverage Ratio.......................................................................    52
SECTION 9.2          Fixed Charge Coverage Ratio..........................................................    52
SECTION 9.3          Minimum Shareholder's Equity.........................................................    52
SECTION 9.4          Ratios of Total Secured Debt to Total Implied Capitalization Value...................    53
SECTION 9.5          Ratio of Adjusted Unencumbered Asset Value to Total Unsecured Debt...................    53
SECTION 9.6          Adjusted Unencumbered Asset Cash Flow Ratio..........................................    53
SECTION 9.7          Ratio of Total Construction in Progress Value to Total Implied Capitalization
                     Value................................................................................    53
SECTION 9.8          Ratio of Dividends to Funds from Operations..........................................    53
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ARTICLE X  NEGATIVE COVENANTS
SECTION 10.1         Limitations on Debt..................................................................    53
SECTION 10.2         Limitations on Contingent Obligations................................................    54
SECTION 10.3         Limitations on Liens.................................................................    54
SECTION 10.4         Limitations on Loans, Advances, Investments and Acquisitions.........................    55
SECTION 10.5         Limitations on Mergers and Liquidation...............................................    56
SECTION 10.6         Limitations on Sale of Assets........................................................    57
SECTION 10.7         Limitations on Dividends and Distributions...........................................    57
SECTION 10.8         Limitations on Exchange and Issuance of Capital Stock................................    57
SECTION 10.9         Transactions with Affiliates.........................................................    58
SECTION 10.10        Certain Accounting Changes...........................................................    58
SECTION 10.11        Amendments; Payments and Prepayments of Subordinated Debt............................    58
SECTION 10.12        Status as REIT.......................................................................    58
SECTION 10.13        Property Acquisition Policy..........................................................    58
SECTION 10.14        Restrictive Agreements...............................................................    59

ARTICLE XI  DEFAULT AND REMEDIES..........................................................................    59
SECTION 11.1         Events of Default....................................................................    59
SECTION 11.2         Remedies.............................................................................    61
SECTION 11.3         Rights and Remedies Cumulative; Non-Waiver; etc......................................    62

ARTICLE XII  THE ADMINISTRATIVE AGENT.....................................................................    63
SECTION 12.1         Appointment..........................................................................    63
SECTION 12.2         Delegation of Duties.................................................................    63
SECTION 12.3         Exculpatory Provisions...............................................................    63
SECTION 12.4         Reliance by the Administrative Agent.................................................    63
SECTION 12.5         Notice of Default....................................................................    64
SECTION 12.6         Non-Reliance on the Administrative Agent and Other Lenders...........................    64
SECTION 12.7         Indemnification......................................................................    65
SECTION 12.8         The Administrative Agent in Its Individual Capacity..................................    65
SECTION 12.9         Resignation of the Administrative Agent; Successor Administrative Agent..............    65

ARTICLE XIII  MISCELLANEOUS...............................................................................    66
SECTION 13.1         Notices..............................................................................    66
SECTION 13.2         Expenses; Indemnity..................................................................    67
SECTION 13.3         Set-off..............................................................................    68
SECTION 13.4         Governing Law........................................................................    68
SECTION 13.5         Consent to Jurisdiction..............................................................    68
SECTION 13.6         Binding Arbitration; Waiver of Jury Trial............................................    69
SECTION 13.7         Reversal of Payments.................................................................    70
SECTION 13.8         Injunctive Relief; Punitive Damages..................................................    70
SECTION 13.9         Accounting Matters...................................................................    71
SECTION 13.10        Successors and Assigns; Participations...............................................    71
SECTION 13.11        Amendments, Waivers and Consents.....................................................    74
SECTION 13.12        Performance of Duties................................................................    75
SECTION 13.13        All Powers Coupled with Interest.....................................................    75
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SECTION 13.14        Survival of Indemnities..............................................................    75
SECTION 13.15        Titles and Captions..................................................................    75
SECTION 13.16        Severability of Provisions...........................................................    75
SECTION 13.17        Counterparts.........................................................................    75
SECTION 13.18        Joint and Several Liability..........................................................    75
SECTION 13.19        Cornerstone as Administrative Agent for Borrowers....................................    75
SECTION 13.20        Term of Agreement....................................................................    76
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                             Exhibits and Schedules


Exhibits

Exhibit A        -     Form of Revolving Credit Note
Exhibit B        -     Form of Notice of Borrowing
Exhibit C        -     Form of Notice of Prepayment
Exhibit D        -     Form of Notice of Conversion/Continuation
Exhibit E        -     Form of Officer's Compliance Certificate
Exhibit F        -     Form of Assignment and Acceptance
Exhibit G        -     Form of Notice of Account Designation
Exhibit H        -     Form of Lender Addition and Acknowledgement Agreement
Exhibit I        -     Form of Joinder Agreement


Schedules

Schedule 1.1(a)   -    Lenders and Commitments
Schedule 6.1(a)   -    Jurisdictions of Organization and Qualification
Schedule 6.1(b)   -    Subsidiaries and Capitalization
Schedule 6.1(i)   -    ERISA Plans
Schedule 6.1(m)   -    Labor and Collective Bargaining Agreements
Schedule 6.1(r)   -    Debt and Contingent Obligations
Schedule 6.1(s)   -    Litigation
Schedule 10.3     -    Existing Liens
Schedule 10.4     -    Existing Loans, Advances and Investments

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of the 9th day of July, 1999 by and among CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company and a Subsidiary of Cornerstone ("CRIT-NC"), CORNERSTONE REIT LIMITED PARTNERSHIP, a Virginia limited partnership and a Subsidiary of Cornerstone ("Cornerstone REIT L.P."), each Additional Borrower that may become party to this Agreement pursuant to the terms hereof (the "Additional Borrowers", and collectively with Cornerstone, CRIT-NC and Cornerstone REIT L.P., the "Borrowers"), the Lenders who are or may become a party to this Agreement (the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders (the "Administrative Agent") and FLEET NATIONAL BANK, as Syndication Agent (the "Syndication Agent").

                              STATEMENT OF PURPOSE

         The Borrowers, the Lenders, and the Administrative Agent are parties to that certain credit agreement dated as of October 30, 1997 (as previously supplemented, amended, restated and otherwise modified, the "Original Agreement") whereby the Borrowers requested and the Lenders agreed to extend certain credit facilities to the Borrowers on the terms and conditions of the Original Agreement.

         The Borrowers, the Lenders, and the Administrative Agent desire to make certain revisions to the Original Agreement and to amend and restate same.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree to amend and restate the Original Agreement as follows and agree that from and after the date hereof, this Agreement constitutes the entire agreement of the parties respecting the matters set forth herein and supercedes the Original Agreement in all respects:

                                     ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Additional Borrower" means each Subsidiary which hereafter becomes a Borrower pursuant to Section 8.17.

         "Adjusted EBITDA" means, with respect to the Borrowers and their Subsidiaries for any period, the following calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) EBITDA for such period less (b) the Unit Capital Expense Charge for such period.

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         "Adjusted NOI" means, with respect the Borrowers and their Subsidiaries for any period, the amount equal to (a) the sum of all revenues and income received by the Borrowers and their Subsidiaries with respect to the relevant Property or Properties less (b) the sum of all reasonable and customary expenses incurred by the Borrowers and their Subsidiaries in the operation of such
Property  or  Properties,   including,  without  limitation,  utility  expenses,
property taxes, insurance premiums, management fees and Capital Expenditures (but excluding depreciation, amortization and income taxes).

         "Adjusted Unencumbered Asset Cash Flow" means, with respect to the Borrowers and their Wholly-Owned Subsidiaries for any period, the following calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) the aggregate Net Operating Income derived from all Unencumbered Assets for such period less (b) the Unit Capital Expense Charge for such period.

         "Adjusted   Unencumbered  Asset  Value"  means,  with  respect  to  the
Borrowers and their Wholly-Owned Subsidiaries for any period, the quotient of the following calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) (i) the aggregate Net Operating Income derived from all Unencumbered Assets for such period less (ii) the Unit Capital Expense Charge for such period divided by (b) ten percent (10%); provided that
(i) for the purposes hereof, Net Operating Income as used in this definition shall be calculated on a pro forma basis (based upon Cornerstone's best good faith estimate as to the applicable fiscal quarter and in form and substance satisfactory to the Administrative Agent) to include as of the first day of such period all Unencumbered Assets acquired during such period and (ii) for the purposes of Section 9.5 hereof, Net Operating Income as used in this definition shall be calculated for the applicable fiscal quarter on an Annualized basis.

         "Administrative   Agent"   means  First   Union  in  its   capacity  as
Administrative Agent hereunder,  and any successor thereto appointed pursuant to
Section 12.9.

         "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof or increased at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be One Hundred Seventy-Five Million Dollars ($175,000,000). At no time shall the Aggregate Commitment, as increased pursuant to Section 2.7


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hereof, exceed Two Hundred Million Dollars ($200,000,000).

         "Agreement"  means  this  Credit  Agreement,   as  amended,   restated,
supplemented or otherwise modified from time to time.

         "Annualized" means, with respect any financial term calculated for the Borrowers and their Subsidiaries for the applicable fiscal quarter, the calculation of such financial term for such fiscal quarter times four (4).

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

         "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

         "Assignment and Acceptance"  shall have the meaning assigned thereto in
Section 13.10.

         "Available Commitment" means, as to any Lender at any time, an amount equal to (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

         "Borrowers" means the collective reference to Cornerstone, CRIT-NC, Cornerstone REIT L.P. and any Additional Borrowers in their capacity as borrowers hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Asset" means, with respect to the Borrowers and their Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Capital Expenditures" means, with respect to the Borrowers and their Subsidiaries for any period, the aggregate cost of all expenditures required for the leasing of space within the Properties

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owned and previously leased by the Borrowers and their Subsidiaries,  including, without limitation, upfit expenses and leasing commissions, together with expenses for the renovation or improvement of existing Properties that are classified as capital expenditures in accordance with GAAP.

         "Capital Lease" means, with respect to the Borrowers and their Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

         "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to and issue or participate in Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1(a) hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Consenting Lender" shall have the meaning assigned thereto in Section 2.6.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrowers and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Cornerstone" shall have the meaning assigned thereto in the preamble to this Agreement.

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         "Cornerstone  REIT L.P." shall have the meaning assigned thereto in the preamble to this Agreement.

         "Credit Facility" means the collective reference to the Revolving Credit Facility and the L/C Facility.

         "CRIT-NC" shall have the meaning assigned thereto in the preamble to this Agreement.

         "Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person (provided that the letter of credit in the face amount of $5,500,000 issued for the account of Cornerstone on June 21, 1996 by First Union shall not be accounted for under this clause (f) to the extent the underlying indebtedness related thereto is accounted for under clause (a) above)
(g) all obligations incurred by any such Person pursuant to Hedging Agreements and (h) the Borrowers' and their Subsidiaries' Proportionate Share of the Debt (as defined in the foregoing clauses) of all Ventures.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dividends" means, with respect to the Borrowers and their Subsidiaries for any period, all dividends or distributions paid by any such Person with respect to its capital stock.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, with respect to the Borrowers and their Subsidiaries for any period, the following, calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) Net Income for such period plus (b) to the extent deducted in determining Net Income, (i) income and franchise taxes for such period, (ii) Interest Expense for such period, (iii) depreciation, amortization and other non-operating, non-cash charges (consisting of amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets) and (iv) extraordinary or other non-recurring losses or expenses less (c) (i) extraordinary or other non-recurring gains or income and
(ii) equity in earnings of Affiliates of the Borrowers and their Subsidiaries (plus equity in losses of such Persons), plus (d) the Borrowers' and their Subsidiaries' Proportionate Share of EBITDA (as defined in the foregoing clauses) of all Ventures.

         "Eligible Assignee" means, with respect to any assignment of the rights, interest and

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obligations  of a  Lender  hereunder,  a  Person  that  is at the  time  of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of
$500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been
approved  in  writing  as  an  Eligible   Assignee  by  the  Borrowers  and  the
Administrative Agent (except that such approval shall not be required upon the occurrence and during the continuance of any Event of Default Sections 11.1(a),
(b), (j) or (k)).

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "Equity Issuance" means any issuance by any Borrower or any of its Subsidiaries of (a) shares of its capital stock or other equity interests (including, without limitation, participation units), (b) shares of its capital stock or other equity interests (including, without limitation, participation units) pursuant to the exercise of options or warrants, or (c) shares of its capital stock or other equity interests (including, without limitation, participation units) pursuant to the conversion of any debt securities to equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) the aggregate principal amount of such Lender's Commitment Percentage of the L/C Obligations then outstanding.

         "FDIC"  means  the  Federal  Deposit  Insurance  Corporation,   or  any
successor thereto.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "First Union" means First Union National Bank, a national banking association, and its successors.

         "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31.

         "Fixed Charges" means, with respect to the Borrowers and their Subsidiaries for any period, the sum of the following for such period calculated on a Consolidated basis in accordance with GAAP: (a) Interest Expense paid or payable during such period, (b) income and franchise taxes paid or payable during such period, (c) the scheduled principal payments during such period with respect to any Debt including the Borrowers' and Subsidiaries' Proportionate Share of Debt of all Ventures (regardless of whether such amounts are actually paid), and (d) the total amount of Dividends paid or accrued with respect to preferred stock (to the extent such Dividends are permitted by this Agreement) during such period, and (e) the Borrowers' and their Subsidiaries' Proportionate Share of the total amount of any distributions which are paid, payable or accrued with respect to all Ventures and which has a preference over distributions paid, payable or accruing in favor of the applicable Borrower or Subsidiary.

         "Funds from Operations" means, with respect to the Borrowers and their Subsidiaries for any period, all Funds from Operations (as defined as of the date of such determination by the Board of Governors of the National Association of Real Estate Investment Trusts).

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated, supplemented or otherwise modified.

         "Interest Expense" means, with respect to the Borrowers and their Subsidiaries for any period, the gross interest expense (including, without limitation, capitalized and accrued interest expense and interest expense attributable to Capital Leases and all net obligations pursuant to Hedging Agreements and interest expense attributable to the Borrowers' and their Subsidiaries' Proportionate Share of Debt of all Ventures) of the Borrowers and their Subsidiaries, determined for such period on a Consolidated basis in accordance with GAAP.

         "Interest Period" shall have the meaning assigned thereto in Section 4.1(b).

         "Investment Grade" shall have the meaning assigned thereto in section 4.1(c).

         "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

         "Joinder Agreement" means each Joinder Agreement executed by an Additional Borrower pursuant to Section 8.17, substantially in the form of
Exhibit I attached hereto, as amended, supplemented or otherwise modified from time to time.

         "L/C Commitment" means Fifteen Million Dollars ($15,000,000.)

         "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.

         "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

         "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.7 hereof by the Borrowers and an existing Lender or a lender not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent, substantially in the form attached hereto as Exhibit H, providing for an increase in the Aggregate Commitment hereunder, acknowledging that any lender not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Commitment of each Lender.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Letters of Credit" shall have the meaning assigned thereto in Section 3.1(a).

         "Leverage Ratio" means the ratio determined pursuant to Section 9.1.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =                          LIBOR
                                ------------------------------------
                                1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, any asset which a Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset shall be deemed to be subject to a Lien.

         "Loan"  means any  revolving  loan  made to any  Borrower  pursuant  to
Section 2.1, and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement executed by any Lender, and each other document, instrument and agreement executed and delivered by any Borrower, any Subsidiary thereof or their counsel in connection with this Agreement, all as may be amended, restated, supplemented or otherwise modified.

         "Material Adverse Effect" means, with respect to any Borrower or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person, the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party, or the ability of the Administrative Agent or any Lender to enforce its respective rights and remedies under the Loan Documents.

         "Material Contract" means (a) any single contract or other agreement, written or oral, of any Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other single contract or agreement, written or oral, of any Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Maturity Date" means July 9, 2002.

         "Moody's" means Moody's Investors Service, Inc., and its successors and assigns.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Multifamily Properties" means (i) any apartment Project of any Borrower or any Subsidiary thereof comprised of no less than fifty (50) individual units which Project can be operated as a single residential rental facility without necessity for sharing amenities (i.e., leasing offices, tennis courts, swimming pools and the like) with any other residential rental facility and (ii) any apartment Project of any Borrower or any Subsidiary thereof which Project can be operated as a single residential rental facility as a result of the sharing of amenities (i.e., leasing offices, tennis courts, swimming pools and the like) with any other adjoining apartment Project of any Borrower or any Subsidiary thereof.

         "Net Equity Proceeds" means, with respect to any Equity Issuance, the gross cash proceeds received by any Borrower or any Subsidiary thereof less all legal, underwriting and other reasonable fees and expenses incurred in connection therewith.

         "Net Income" means, with respect to the Borrowers and their Subsidiaries for any period, the net income (or loss) for such period determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from net income (or loss): (a) the income (or loss) of any Person (other than a Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution and (b) the income (or loss) of any such Person accrued prior to the date it became a Subsidiary or is merged into or consolidated with such first Person.

         "Net Operating Income" means, with respect to the Borrowers and their Wholly-Owned Subsidiaries for any period, the following calculated in accordance with GAAP: (a) the gross revenues of the Borrowers and their Wholly-Owned Subsidiaries derived from Multifamily Properties less (b) operating expenses (including, without limitation, property taxes and insurance expenses) of the Borrowers and their Wholly-Owned Subsidiaries attributable to Multifamily Properties less (c) management fees of the Borrowers and their Wholly-Owned Subsidiaries attributable to Multifamily Properties.

         "Non-Consenting  Lender"  shall have the  meaning  assigned  thereto in
Section 2.6.

         "Notes" means the separate Replacement Revolving Credit Notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Notes.

         "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

         "Notice  of  Borrowing"  shall  have the  meaning  assigned  thereto in
Section 2.2(a).

         "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

         "Notice of  Prepayment"  shall  have the  meaning  assigned  thereto in
Section 2.3(c).

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by any Borrower to any Lender or the Administrative Agent under any Hedging Agreement executed pursuant to Section 10.1(b) to which a Lender is a party and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Other  Taxes"  shall  have the  meaning  assigned  thereto  in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Projects" or "Properties" means all real property, together with all improvements thereon, owned by the Borrowers or any of their Subsidiaries; "Project" or "Property" means any of such Projects or Properties.

         "Proportionate Share" means with respect to the allocation of any item to a Borrower or a Subsidiary from a Venture, the amount of such item for the period in question so allocated to such Borrower or Subsidiary under the governing documents of such Venture, or if such documents are silent or are overridden by Applicable Law then the amount so allocated pursuant to Applicable Law.

         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Required Lenders" means, at any date, any combination of holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66-2/3%).

         "Revolving   Credit  Facility"  means  the  revolving  credit  facility continued pursuant to Article

II hereof.

         "Senior  Unsecured  Debt Rating"  means the rating,  as  determined  by
either  Standard  &  Poor's  or  Moody's,  of  Cornerstone's   senior  unsecured
non-credit enhanced long term Debt.

         "Shareholder's Equity" means, with respect to the Borrowers and their Subsidiaries, at any date, the shareholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) of such Persons on such date determined in accordance with GAAP.

         "Solvent" means, as to any Borrower or any Subsidiary thereof on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a Division of McGraw-Hill Corporation, and its successors and assigns.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(r) hereof designated as Subordinated Debt and any other Debt of any Borrower or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

         "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrowers.

         "Syndication Agent" means Fleet National Bank in its capacity as Syndication Agent hereunder.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination  Date"  means the  earliest  of the dates  referred  to in
Section 2.6.

         "Termination  Event"  means:  (a) a  "Reportable  Event"  described  in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "Total Construction in Progress Value" means, with respect to the Borrowers and their Subsidiaries on any date of determination, the aggregate, good faith estimated cost of construction (including, without limitation, acquisition costs for the applicable Properties) for Properties during the time period from the date which site work has been initiated to the date which is three (3) months after a certificate of occupancy has been issued. The Total Construction in Progress Value shall include for purposes hereof the foregoing items with respect to apartment projects owned by Ventures multiplied by the same percentage used in determining the applicable Borrower's or Subsidiary's Proportionate Share of EBITDA of such Venture but shall not include rehabilitation/redevelopment costs associated with existing Properties which have an average occupancy rate during the applicable period of greater than sixty percent (60%).

         "Total Funded Debt" means, with respect to the Borrowers and their Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, accrued expenses arising in the ordinary course of business, security deposits and rents received in advance, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn and banker's acceptances issued for the account of any such Person (provided that the letter of credit in the face amount of $5,500,000 issued for the account of Cornerstone on June 21, 1996 by First Union shall not be accounted for under this clause (f) to the extent the underlying indebtedness related thereto is accounted for under clause
(a) above), and (g) the Borrowers' and their Subsidiaries' Proportionate Share of the foregoing items of all Ventures.

         "Total Implied Capitalization Value" means, with respect to the Borrowers and their Subsidiaries for any fiscal quarter, an amount equal to (a) the EBITDA of the Borrowers and their Subsidiaries for such period (calculated on an Annualized basis) less the Unit Capital Expense Charge for such fiscal quarter divided by (b) ten percent (10%); provided that for the purposes hereof, EBITDA shall be calculated on a pro forma basis (based upon Cornerstone's best good faith estimate as to the applicable fiscal quarter and in form and substance satisfactory to the Administrative Agent) to include as of the first day of such period all Properties acquired during such period.

         "Total Secured Debt" means the aggregate principal amount of Total Funded Debt secured by a Lien on any assets of any Borrower or any Subsidiary thereof or any Venture.

         "Total Unsecured Debt" means the aggregate principal amount of Total Funded Debt not secured by a Lien on any asset of any Borrower or any Subsidiary thereof.

         "Uniform Customs" the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500.

         "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

         "Unencumbered Assets" means, with respect to the Borrowers and their Wholly-Owned Subsidiaries, all Properties which (i) are wholly owned by any Borrower or any of its Wholly-Owned Subsidiaries, (ii) are not secured or otherwise encumbered by any Lien, and (iii) are at least eighty percent (80%) occupied (provided that, for the purpose of this clause (iii), (A) Properties shall be required to be only sixty percent (60%) occupied if such Properties have been acquired within the six (6) month period prior to the applicable date of determination and (B) Properties shall be required to be only seventy percent (70%) occupied if such Properties have been acquired within the six (6) month to twelve (12) month period prior to the applicable date of determination).

         "Unit" means each individual rental residential apartment within a Multifamily Property.

         "Unit Capital Expense Charge" means, with respect to the Borrowers and their Subsidiaries for any period, an annual recurring capital expense charge of $250 per Unit based on the average number of Units held in each such Person's portfolio during such period. With respect to any calculation for a period less than one (1) year, such expense charge of $250 per Unit shall be calculated on a pro rata basis based upon the applicable time period.

         "United States" means the United States of America.

         "Venture" means any entity in which any Borrower or Subsidiary of a Borrower owns a beneficial interest and such entity is accounted for in the financial statements of such Borrower or Subsidiary on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of any Borrower or Subsidiary of Borrower on the consolidated financial statements of any Borrower or Subsidiary of Borrower.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

         SECTION 1.3 Other Definitions and Provisions.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                     ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to continue the Loans currently outstanding under the Original Agreement as Loans outstanding under this Agreement and to make Loans to the Borrowers on a joint and several basis from time to time from the Closing Date through the Termination Date as requested by Cornerstone on behalf of the Borrowers in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the L/C Obligations and (b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment less the aggregate principal amount of such Lender's Commitment Percentage of the L/C Obligations. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder until the Termination Date.

         SECTION 2.2 Procedure for Advances of Loans.

         (a) Requests for Borrowing. Cornerstone, on behalf of the Borrowers, shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) at least one (1) Business Day before each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $2,000,000 or a whole multiple of $100,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall notify the Lenders of each Notice of Borrowing not later than 5:00 p.m. (Charlotte time) on the Business Day the Administrative Agent receives such Notice of Borrowing.

         (b) Disbursement of Loans. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent Notice of Account Designation substantially in the form of Exhibit G hereto (a "Notice of Account Designation") delivered by the Borrowers to the Administrative Agent or may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

         SECTION 2.3 Repayment of Loans.

         (a) Repayment on Termination Date. The Borrowers shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

         (b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Loans exceeds the Aggregate Commitment less the L/C Obligations, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (c) Optional Repayments. The Borrowers may at any time and from time to time repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the

Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans and $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         (d) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.4 Revolving Credit Notes. Each Lender's Loans and the obligation of the Borrowers to repay such Loans shall be evidenced by a Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

         SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

         (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the Aggregate Commitment in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (b) Each  permanent  reduction  permitted or required  pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Extensions of Credit of the Lenders after such reduction to the Aggregate Commitment as so reduced. The Commitment of each Lender shall be reduced by the amount of the applicable reduction on a pro rata basis in accordance with the Lenders' respective Commitment Percentages. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and, if such reduction is permanent, termination of the Commitments and the Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof. Such cash collateral shall be applied in accordance with Section 11.2(b).

         SECTION 2.6 Termination of the Credit Facility. The Credit Facility shall terminate on the earliest of (a) the Maturity Date, (b) the date of termination by the Borrowers pursuant to Section 2.5(a), and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 11.2(a). Notwithstanding anything to the contrary set forth above, the Borrowers may request a one (1) year extension of the Termination Date by delivering and written request to the Administrative Agent (on behalf of the Lenders) not less than one hundred twenty (120) days prior to the existing Termination Date, which request shall be promptly forwarded by the Administrative Agent to each of the Lenders. No Lender shall be under any obligation or commitment to extend the Termination Date, and failure on the part of any Lender to respond to any such request shall be deemed to be a denial of such request. The terms and conditions of any such request to extend the Termination Date shall be agreed upon by the mutual consent of the Lenders, the Administrative Agent and the Borrowers at the time of any such request.

         SECTION 2.7 Optional Increase In Commitments.

         (a) Subject to the conditions set forth below, the Borrowers may, upon at least sixty (60) days prior written notice to the Administrative Agent (on behalf of the Lenders), except as otherwise permitted under Section 2.7(e) below, increase the Aggregate Commitment, either by designating a lender not theretofore a Lender to become a Lender or by agreeing with an existing Lender that such Lender's Commitment shall be increased (such designation or agreement to be effective only with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld); provided that:

         (i) no Default or Event of Default shall have occurred and be continuing hereunder as of the effective date;

         (ii) any lender not theretofore a Lender shall meet the criteria set forth in the definition of Eligible Assignee;

         (iii) the representations and warranties made by the Borrowers and contained in Article VI shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

         (iv) the amount of such increase in the Aggregate Commitment shall not be less than $25,000,000 except as otherwise permitted under Section 2.7(e) below, and, together with all other increases in the Aggregate Commitment pursuant to this
                    Section 2.7 since the date of this Agreement, shall not cause the Aggregate Commitment to exceed $200,000,000;

         (v) the Borrowers and the Lender or lender not theretofore a Lender, shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Administrative Agent and acknowledged by the Administrative Agent;

         (vi) no existing Lender shall be obligated in any way to increase its Commitment;

         (vii) the Borrowers shall pay any amount required to be paid pursuant to Section 4.9 hereof resulting from the reallocation of the Extensions of Credit pursuant to the increase in the Aggregate Commitment; and

         (viii) the Administrative Agent may request any other documents or information in its reasonable discretion.

         (b) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified in a Lender Addition and Acknowledgement Agreement, which effective date shall be five (5) Business Days after the execution thereof, such existing Lender shall have a Commitment as therein set forth or such other lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder.

         (c) The Administrative Agent shall maintain a copy of each Lender Addition and Acknowledgement Agreement delivered to it with the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Note or Notes subject to such addition and assumption and the written consent to such addition and assumption, the Administrative Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit H:

         (i)        accept such Lender Addition and Acknowledgement Agreement;

         (ii)       record the  information  contained  therein in the Register;
                    and

         (iii)      give   prompt   notice   thereof  to  the  Lenders  and  the
                    Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Note or Notes to the order of the applicable Lenders in amounts equal to the Commitment of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Notes. The Lenders shall promptly cancel and return each surrendered Note or Notes to the Borrowers.

         (e) Notwithstanding the foregoing, the parties hereto acknowledge that the Aggregate Commitment may be increased by $10,000,000 without the requirement of sixty (60) days prior written notice in connection with the admission of one additional Lender in connection with the anticipated merger of a Subsidiary of Cornerstone with Apple Residential Income Trust, Inc.

         SECTION 2.8. Use of Proceeds. The Borrowers shall use the proceeds of the Loans (a) to refinance certain existing Debt of the Borrowers, including, without limitation, the Refinanced Debt, (b) to finance the acquisition and the rehabilitation of Multifamily Properties, and (c) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.


                                     ARTICLE III

                            LETTER OF CREDIT FACILITY

         SECTION 3.1. L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Available Commitment of any Lender would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of any Borrower or any Subsidiary thereof, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date satisfactory to the Issuing Lender, which date shall be no later than the Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

         SECTION 3.2. Procedure for Issuance of Letters of Credit. Cornerstone, on behalf of the Borrowers, may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall furnish to the Borrowers a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and the amount of each Lender's participation in such Letter of Credit, all promptly following the issuance of such Letter of Credit.

         SECTION 3.3 Commissions and Other Charges.

         (a) The Borrowers shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, an annual letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the Applicable Margin with respect to LIBOR Rate Loans and
(ii) the face amount of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrowers and on the Termination Date.

         (b) In addition to the foregoing commission, the Borrowers shall pay the Issuing Lender an issuance fee of $150 with respect to each Letter of Credit.

         (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

         SECTION 3.4 L/C Participations.

         (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         SECTION 3.5 Reimbursement Obligation of the Borrower. The Borrowers agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies Cornerstone, on behalf of the Borrowers, of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this
Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrowers fail to timely reimburse the Issuing Lender on the date Cornerstone, on behalf of the Borrowers, receives the notice referred to in this
Section 3.5, Cornerstone, on behalf of the Borrowers, shall be deemed to have timely given a Notice of Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan to the Borrowers on such date in an amount equal to the amount of such drawing and, subject to the satisfaction or waiver of the conditions precedent specified in Article V, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

         SECTION 3.6 Obligations Absolute. The Borrowers' obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         SECTION 3.7 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                     ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1 Interest.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.1, at the election of Cornerstone, on behalf of the Borrowers, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin as set forth below; provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date for Loans which were not already outstanding under the Original Agreement as of the Closing Date. Cornerstone, on behalf of the Borrowers shall select the interest rate index noted above (i.e., the Base Rate or the LIBOR Rate) and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which Cornerstone, on behalf of the Borrowers, has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, Cornerstone, on behalf of the Borrowers, by giving notice at the times described in Section 4.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:

               (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

               (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

               (iv) no Interest Period shall extend beyond the Termination Date; and

               (v) there shall be no more than five (5) Interest Periods outstanding at any time.

         (c) Applicable Margin.

               (i) Senior Unsecured Debt Rating. The Applicable Margin provided for in Section 4.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(iv) and (ii) for each fiscal quarter thereafter be determined by reference to the Senior Unsecured Debt Rating announced by Standard & Poor's or Moody's, as applicable, as follows:

                      Senior
                     Unsecured                     Applicable Margin Per Annum
    Level            Debt Rating                 Base Rate +        LIBOR Rate +
    -----            -----------               ---------------------------------
      I               BBB-/Baa3                        0.000%         1.200%
     II               BBB/Baa2 or higher               0.000%         1.100%

     ; provided that, at all times when the Senior Unsecured Debt Rating is unavailable or is less than Investment Grade the Leverage Ratio set forth below shall control. In the event that Cornerstone's Senior Unsecured Debt Rating, as determined by Moody's and Standard & Poor's, is Investment Grade according to one rating agency but is not according to the other rating agency, then the Leverage Ratio set forth below shall control. In the event that

     Cornerstone has obtained Investment Grade ratings by both Standard & Poor's and Moody's and such ratings are not equivalent, then the Applicable Margin shall equal the Applicable Margin for the average of the two levels unless both ratings are equal to or higher than BBB/Baa2, in which case the Applicable Margin for the Base Rate shall be 0.000% and the Applicable Margin for the LIBOR Rate shall be 1.100%. For purposes hereof, "Investment Grade" shall mean a rating of BBB- or higher by Standard & Poor's and a rating of Baa3 or higher by Moody's.

     In the event Cornerstone fails to notify the Administrative Agent of a change in the Senior Unsecured Debt Rating within the time required by
     Section 7.4 hereof, the Applicable Margin until the delivery of such notice shall be the Applicable Margin as determined pursuant to the Leverage Ratio set forth below. In the event that the above-referenced rating designations are replaced by Standard & Poor's or Moody's, as applicable, the equivalent replacement rating designation shall be deemed automatically substituted therefor.

          (ii) Leverage Ratio. If the Senior Unsecured Debt Rating is unavailable or is below Investment Grade, the Applicable Margin shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(iv) and (ii) for each fiscal quarter thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                                  Applicable Margin Per Annum
            Leverage Ratio                      Base Rate +        LIBOR Rate +
            --------------                   -----------------------------------
Less than 0.30 to 1.00                            0.000%            1.200%

Equal to or Greater  than 0.30 to 1.00            0.000%            1.350%
but less than 0.40 to 1.00

Equal to or greater than 0.40 to 1.00             0.000%            1.450%

     Adjustments, if any, in the Applicable Margin as determined herein shall be made by the Administrative Agent on the tenth (10th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrowers and their Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrowers and their Subsidiaries as of the most recent fiscal quarter end. Subject to
     Section 4.1(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears with respect to each calendar month on the first Business Day of the following calendar month commencing August 1, 1999; interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrowers any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $2,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

         SECTION 4.3 Fees.

         (a) Commitment Fee. Commencing on the Closing Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.200% on the average daily unused portion of the Aggregate Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 1999, and on the Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by Cornerstone and the Administrative Agent. In addition, the Borrowers agree to pay to the Administrative Agent, for its account or for the ratable benefit of the Lenders (as applicable), any other fees, including, without limitation, any upfront fees, which the Borrowers have agreed to pay to such Persons.

         SECTION 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute in a timely manner to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participant's commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

         SECTION 4.5 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all of the Administrative Agent's and the Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes and the Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligation, then to the cash collateral account described in Section 11.2(b) hereof to the extent of any L/C Obligations then outstanding, and then to any termination payments due in respect of a Hedging Agreement with any Lender executed pursuant to Section 10.1(b), in that order.

         SECTION 4.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the
Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment  Percentage of such borrowing,  times
(b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

         SECTION 4.8 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies Cornerstone, on behalf of the Borrowers, that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to Cornerstone, on behalf of the Borrowers, and the other Lenders. Thereafter, until the Administrative Agent notifies Cornerstone, on behalf of the Borrowers, that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in
Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify Cornerstone, on behalf of the Borrowers, of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify Cornerstone, on behalf of the Borrowers, of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.8(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to Cornerstone, on behalf of the Borrowers, through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9 Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan

(a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of any Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to Cornerstone, on behalf of the Borrowers, through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within fifteen (15) days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to Cornerstone, on behalf of the Borrowers, and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11 Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) such Borrower shall make such deductions, (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) such Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to Cornerstone, on behalf of the Borrowers, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to Cornerstone, on behalf of the Borrowers, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Cornerstone, on behalf of the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies Cornerstone, on behalf of the Borrowers, and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Commitments.


                                    ARTICLE V

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, LLC effective as of the date of this Agreement.

         SECTION 5.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to continue Loans outstanding under the Original Agreement as Loans outstanding under this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. The following Loan Documents, in form and substance satisfactory to Administrative Agent and each Lender:

               (i) this Agreement;

               (ii) the Notes; and

               (iii) each other document and certificate reasonably requested by the Administrative Agent;

shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Administrative Agent.

         (b) Closing Certificates; etc.

               (i) Officer's Certificate of Cornerstone on behalf of each Borrower. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of Cornerstone, on behalf of the Borrowers, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

               (ii)   Certificate   of   Secretary   of   each   Borrower.   The
          Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party.

               (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of each Borrower under the laws of its jurisdiction of organization and each other jurisdiction where each Borrower is qualified to do business.

               (iv)  Opinions of Counsel.  The  Administrative  Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall request.

               (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by
          Section 4.11(e) hereof.

         (c) Consents; Defaults.

               (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

               (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

               (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) Financial Matters.

               (i) Financial Statements. The Administrative Agent shall have received the most recent audited Consolidated financial statements of the Borrowers and their Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

               (ii) Financial Condition Certificate. Cornerstone, on behalf of the Borrowers, shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of Cornerstone, that (A) each Borrower and each of its Subsidiaries are each Solvent, (B) each Borrower's payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers and their Subsidiaries setting forth on a pro forma basis the financial condition of the Borrowers and their Subsidiaries on a Consolidated basis as of that date, reflecting a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

               (iii) Payment at Closing; Fee Letters. There shall have been paid by the Borrowers to the Administrative Agent and the Lenders the fees set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 4.3(c).

               (iv) Applicable Margin Certificate. If Section 4.1(c)(ii) is being used to determine the Applicable Margin, Cornerstone, on behalf of the Borrowers, shall have delivered to the Administrative Agent a certificate executed by the chief financial officer or treasurer of Cornerstone setting forth the calculation of the Applicable Margin pursuant to Section 4.1(c).

         (e) [Intentionally Omitted]

         (f) Miscellaneous.

               (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from Cornerstone, on behalf of the Borrowers, in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

               (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

               (iii) Due Diligence and Other Documents. Each Borrower shall have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests, including, without limitation, copies of any document evidencing or governing any Subordinated Debt, certified by a secretary or assistant secretary of such Borrower as a true and correct copy thereof.

         SECTION 5.3 Conditions to All Loans and Letters of Credit. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except to the extent the failure of any schedule to be true and correct on and as of such borrowing or issuance date would not have or would not be reasonably expected to have a Material Adverse Effect.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

         (c) Officer's Compliance Certificate; Additional Documents. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 6.1 Representations and Warranties. To induce the Administrative Agent to enter into this Agreement and the Lenders to make the Loans and to issue or participate in the Letters of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and Lenders that:

         (a) Organization; Power; Qualification. Each Borrower and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except to the extent the failure to be so qualified and authorized to do business would not have or would not be reasonably expected to have a Material Adverse Effect. The jurisdictions in which each Borrower and each Subsidiary thereof is organized and qualified to do business are described on
Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of each Borrower is listed on Schedule 6.1(b). The capitalization of the Borrowers and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrowers and the number of shares owned by each are described on Schedule 6.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower or any Subsidiary thereof, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers and their Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which any Borrower or any of its Subsidiaries is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, except where such conflict with, breach of or default under would not have or would not be reasonably expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any of its Subsidiaries other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each Borrower and each Subsidiary thereof (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to be in such compliance would not have or would not be reasonably expected to have a Material Adverse Effect.

         (f) Tax Returns and Payments. Each Borrower and Subsidiary thereof has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of such Borrower and any of its Subsidiaries are in the judgment of such Borrower adequate, and such Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each Borrower and each Subsidiary thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure own or possess such rights would not have or would not be reasonably expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) Environmental Matters. Except as would not have or would not be reasonably expected to have a Material Adverse Effect, to the best of the knowledge of the Borrowers and their Subsidiaries,

               (i) The properties of the Borrowers and their Subsidiaries do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

               (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

               (iii) No Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does any Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

               (iv) Hazardous Materials have not been transported or disposed of from the properties of any Borrower or any of its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

               (v) No judicial proceedings or governmental or administrative action is pending or threatened under any Environmental Law to which any Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

               (vi) There has been no release or the threat of release of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA. Except as would not have or would not be reasonably expected to have a Material Adverse Effect,

               (i) No Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

               (ii) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under
          Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions  or to pay any  amounts  due and  owing as  required  by
          Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
          Section  412
          of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) No Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
          Section 412 of the Code;

               (v) No Termination Event has occurred or is reasonably expected to occur; and

               (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. No Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (k) Government Regulation. No Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Each Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.

         (m) Employee Relations. Each Borrower and each Subsidiary thereof has a stable work force in place and is not, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrowers and their Subsidiaries do not know of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

         (n) Burdensome Provisions. No Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which could be reasonably expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial  Statements.  The (i) Consolidated  balance sheets of the
Borrowers and their Subsidiaries as of December 31, 1998 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of March 31, 1999 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrowers and their Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrowers and their Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (p) No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and their Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each Borrower and each Subsidiary thereof will be Solvent.

         (r) Debt and Contingent Obligations. Schedule 6.1(r) is a complete and correct listing of all Debt and Contingent Obligations of the Borrowers and their Subsidiaries in excess of $500,000 as of the Closing Date. The Borrowers and their Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower or any of its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (s) Litigation. Except as set forth on Schedule 6.1(s), there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against or in any other way relating adversely to or affecting any Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which could have or could be reasonably expected to have a Material Adverse Effect.

         (t) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound or which would require any Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor.

         (u) Status of Cornerstone as REIT. Cornerstone is and has been for each of Cornerstone's tax years from and including 1993 a "real estate investment trust" within the meaning of Section 856 of the Code and is being operated in accordance with the rules for qualification as a "real estate investment trust" under Sections 856 through 860 of the Code.

         (v) Other Property Matters. With respect to each Property owned or operated by each Borrower and each Subsidiary thereof:

               (i) Titles to Properties. Each Borrower and each Subsidiary thereof has such title to each such Property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrowers and their Subsidiaries delivered pursuant to Section 6.1(o), except those which have been disposed of by the Borrowers or their
          Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

               (ii) Liens. None of the properties and assets of any Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 10.3. No financing statement under the Uniform Commercial Code of any state which names any Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and no Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.

               (iii) Title Insurance. (A) On the date of purchase of each such Property, either (1) a title insurance policy was issued to the applicable Borrower or one of its Subsidiaries in an amount not less than the purchase price paid by such Borrower or such Subsidiary, or
          (2) the applicable Borrower or one of its Subsidiaries had obtained a commitment from a title insurance company to issue such title insurance policy following such purchase date, had complied as of such purchase date with each other condition precedent to the issuance of such title policy and had paid the premium in respect of such policy, and in each case neither the applicable Borrower nor any of its Subsidiaries has taken any action that would cause such title insurance policy not to be valid and in full force and effect or (B) with respect to such Property, there exists an attorney's opinion of title favorable to the applicable Borrower or one of its Subsidiaries, given by an attorney licensed to practice law in the jurisdiction where such Property is located.

               (iv) Taxes, etc. Current. All material taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges which previously became due and owing in respect of such real property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

               (v) Hazard Insurance. Such Property is covered by hazard insurance (and, if applicable, federal flood insurance) in an amount at least equal to the greater of (i) one hundred percent (100%) of the replacement cost of the improvements on such Property, and (ii) an amount sufficient to avoid the application of any coinsurance clause contained in the related insurance policy; such insurance requires prior notice to the applicable Borrower of termination or cancellation, and no such notice has been received.

               (vi) Mechanics' Liens. Such Property is free and clear of any material mechanics' and materialmen's liens or liens in the nature thereof, except to the extent such liens would not have or would not be reasonably expected to have a Material Adverse Effect, and no rights are outstanding that under law could give rise to any such liens, except those which are insured against by the title insurance policies referred to in Section 6.2(v)(iii) above, or for work conducted by the applicable Borrower or any of its Subsidiaries for which payment is not yet due (or is being contested in good faith).

               (vii) Improvements. None of the improvements in respect of such Property lies outside of the boundaries and building restriction lines of such Property in such a manner as to materially affect the value of such improvements, no improvements on adjoining properties materially encroach upon such Property, and no improvement located on or forming part of such Property is in material violation of any applicable zoning laws or ordinances.

               (viii) Inspections and Physical Condition. As of the Closing Date, such Property and any improvement or fixtures thereon are free of structural defects or damage materially affecting their value, and all building systems necessary for normal use of such Property are in good working order subject to ordinary wear and tear.

               (ix) Licenses and Permits. The Borrowers and their Subsidiaries are in possession of all material certificates of occupancy or other similar licenses, permits and other authorizations necessary and required by Applicable Law for the use of such Property; and all such certificates of occupancy or other similar licenses, permits and authorizations are valid and in full force and effect.

               (x) Condemnation Proceedings. As of the Closing Date, there is no material proceeding pending or threatened for the total or partial condemnation of such Property, or for the relocation of roadways providing access to such Property.

               (xi) Purchase Options. There are no outstanding options or rights of first refusal materially affecting such Property.

               (xii) Separate Lots. Such Property is a separate tax parcel, assessed for real estate tax purposes separately from property owned by any other Person, with such exceptions as would not have or would not be reasonably expected to have a Material Adverse Effect.

               (xiii) Ground Leases. Where the interest of any Borrower or any Subsidiary thereof in such Property exists under a ground lease, such ground lease is in full force and effect and no material default has occurred under such ground lease, nor is there any existing condition which, but for the passage of time or the giving of notice (other than rent, or other payments due but not yet delinquent), would result in a material default under the terms of such ground lease.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by any Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower or any Subsidiary thereof or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as any Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2  Survival  of  Representations  and  Warranties,  Etc.  All
representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VII

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

         SECTION 7.1 Financial Statements and Projections.

         (a) Quarterly Financial Reports.

               (i) Quarterly Financial Statements. As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, an unaudited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such fiscal quarter and unaudited
          Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Cornerstone, on behalf of the Borrowers, to present fairly in all material respects the financial condition of the Borrowers and their Subsidiaries as of their respective dates and the results of operations of the Borrowers and their Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

               (ii) Quarterly Operating Information. As soon as practicable and in any event within sixty (60) days after the end of each fiscal quarter, (A) a schedule of the Properties summarizing total revenues, expenses, Net Operating Income as to the Properties, Adjusted NOI as to the Properties, and occupancy rates as of the last day of the applicable fiscal quarter, (B) a listing of all Properties under development showing the total capital obligation of the Borrowers and their Subsidiaries and funds expended to date and showing the Total Construction in Progress Value with respect thereto and (C) a summary of purchases, sales or other dispositions by the Borrowers and their Subsidiaries for the prior fiscal quarter.

         (b) Annual Financial Reports.

               (i) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers and their Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower or any Subsidiary thereof or with respect to accounting principles followed by any Borrower or any Subsidiary thereof not in accordance with GAAP.

               (ii) Annual Operating Information. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, (A) a detailed schedule for the Properties, including, without limitation, project names and locations, leasing status, Net Operating Income as to the Properties, Adjusted NOI as to the Properties, the source of cash necessary to cover any operating deficit, the amount of and the beneficiary of any cash distributions, and the amount invested in or received from the properties, (B) a projected income statement (including projected Capital Expenditures) for the next Fiscal Year (four (4) fiscal quarter period) of the Borrowers and their Subsidiaries for each Property, and (C) the annual report of the Borrowers and their Subsidiaries.

         (c) Annual Business Plan and Financial Projections. To the extent prepared by the Borrowers and their Subsidiaries at any time, any business plan or financial projections respecting the Borrowers and their Subsidiaries for any ensuing time period, and including, without limitation, any of the following information: any quarterly operating and capital budget, any projected income statement, any statement of cash flows and balance sheet and/or any report containing management's discussion and analysis of such projections.

         (d) Securities Filings. Promptly upon any other transmission thereof, copies of each periodic report (including the special reports on Form 8-K, the annual reports on Form 10-K and the quarterly reports on Form 10-Q), proxy statement or prospectus relating to any Borrower, any of its Subsidiaries or any of their respective securities as shall be delivered to shareholders, any securities exchange or the Commission.

         SECTION 7.2 Officer's Compliance Certificate. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, within one hundred and twenty (120) days after the end of each Fiscal Year and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of Cornerstone, on behalf of the Borrowers, in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3 Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

         (b) Such other information regarding the operations, business affairs and financial condition of any Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

         SECTION 7.4 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of any Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

         (b) any notice of any violation received by any Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary thereof;

         (d) any attachment, judgment, lien, levy or order exceeding $50,000 individually or $100,000 in the aggregate that may be assessed against or threatened against any Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any Subsidiary thereof is a party or by which any Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer
Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         (g) any change in the Senior Unsecured Debt Rating of Cornerstone; and

         (h) any  event  which  makes  any of the  representations  set forth in
Section 6.1 inaccurate in any respect.

         SECTION 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.

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

                                   ARTICLE III

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrowers will, and will cause each of their Subsidiaries to:

         SECTION 8.1  Preservation of Corporate  Existence and Related  Matters.
Except as  permitted  by  Section  10.5,  preserve  and  maintain  its  separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction and maintain the qualification of Cornerstone and each of its Subsidiaries, as applicable, as "real estate investment trust" under Sections 856 through 860 of the Code.

         SECTION 8.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that such Borrower or such Subsidiary may contest any item described in Section 8.5(a) and (b) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

         SECTION 8.9 Compliance With Agreements. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that such Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date (specifically the ownership and operation of Multifamily Properties).

         SECTION 8.11 Visits and Inspections.

         (a) Upon reasonable prior notice, permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties;

         (b) Upon reasonable prior notice, permit representatives of the Administrative Agent (on behalf of the Lenders), from time to time, to inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and

         (c) Upon reasonable prior notice, permit representatives of the Administrative Agent (on behalf of the Lenders), from time to time, to discuss with its principal officers, and, together with representatives of the Borrowers, its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12 Year 2000 Compatibility. Take all action necessary to ensure that key operational software of the computer based systems of such Borrower and its Subsidiaries are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, each Borrower shall provide to the Administrative Agent assurance acceptable to the Administrative Agent of the Year 2000 compatibility of such Borrower and its Subsidiaries.

         SECTION 8.13 Surveys. Obtain for each Project acquired by any Borrower or any Subsidiary thereof after the Closing Date a current survey prepared by a certified land surveyor showing the location of actual improvements as of the date of acquisition of the Project, containing only those matters acceptable to the Administrative Agent and containing a certification that the Project to be financed with the Loans is not located in a flood hazard area.

         SECTION 8.14 Title Insurance. Obtain for all Projects acquired by any Borrower or any Subsidiary thereof after the Closing Date paid title insurance policies in accordance with the applicable title insurance commitment approved by the Administrative Agent in connection with the requisition of the Loans.

         SECTION 8.15 Equity Issuance. Promptly report to the Administrative Agent all Net Equity Proceeds received from any Equity Issuance by any Borrower or any of its Subsidiaries and verify to the satisfaction of the Administrative Agent the amount of such Net Equity Proceeds.

         SECTION 8.16 Upstream of Dividends. Cause all Dividends payable by any Subsidiary of any Borrower to be transferred to such Borrower as promptly as possible.

         SECTION 8.17 Additional Borrowers. Upon the creation of any Subsidiary of any Borrower that is permitted by this Agreement, cause to be executed and delivered to the Administrative Agent (a) a Joinder Agreement duly executed by such Subsidiary and each other document and agreement referred to therein such that such Subsidiary shall become a borrower hereunder and be bound by all of the terms and conditions hereof, (b) replacement Notes duly executed by such Subsidiary and each other Borrower then party hereto, (c) such closing documents and certificates required of each of the Borrowers pursuant to
Section 5.2(b) and (d) such other documents reasonably requested by the Administrative Agent consistent with the terms of this Agreement in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 8.17, each Subsidiary shall become a Borrower hereunder and the other Loan Documents on a joint and several basis to the same extent as if such Subsidiary had been a party hereto and thereto on the Closing Date.

         SECTION 8.18 Securities Exchange Listing. Take all action necessary to ensure that Cornerstone maintains a listing (including, without limitation, all authorizations required in order to be listed) on the New York Stock Exchange, the American Stock Exchange, the National Market System of the Nasdaq Stock Market or any other national securities exchange that has listing standards determined by the Administrative Agent to be substantially similar to the listing standards applicable to the aforementioned exchanges.

         SECTION 8.19 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                   ARTICLE IX

                               FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers and their Subsidiaries (or, as applicable, their Wholly-Owned Subsidiaries) on a Consolidated basis will not:

         SECTION 9.1 Leverage Ratio. As of any fiscal quarter end, permit the ratio of (a) Total Funded Debt as of such date to (b) Total Implied Capitalization Value for such fiscal quarter to exceed 0.45 to 1.0.

         SECTION 9.2 Fixed Charge Coverage Ratio. As of any fiscal quarter end, permit the ratio of (a) Adjusted EBITDA for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to (b) Fixed Charges for such period of four (4) consecutive fiscal quarters, to be less than 2.00 to 1.00.

         SECTION 9.3 Minimum Shareholder's Equity. As of any fiscal quarter end, permit Shareholder's Equity to be less than the sum of (a) $200,000,000 plus (b) seventy-five percent (75%) of the Net Equity Proceeds from any equity offering after March 1, 1997.

         SECTION 9.4 Ratios of Total Secured Debt to Total Implied Capitalization Value. As of any fiscal quarter end, permit the ratio of (a) Total Secured Debt as of such date to (b) Total Implied Capitalization Value for such fiscal quarter to exceed 0.20 to 1.0; provided that the percentage of Total Secured Debt permitted hereunder which is recourse to any Borrower or any Subsidiary thereof shall at no time exceed fifty percent (50%) of the maximum allowable amount of Total Secured Debt.

         SECTION 9.5 Ratio of Adjusted Unencumbered Asset Value to Total Unsecured Debt. As of any fiscal quarter end, permit the ratio of (a) the Adjusted Unencumbered Asset Value for such fiscal quarter to (b) Total Unsecured Debt as of such date to be less than 2.00 to 1.0.

         SECTION 9.6 Adjusted Unencumbered Asset Cash Flow Ratio. As of any fiscal quarter end, permit the ratio of (a) the Adjusted Unencumbered Asset Cash Flow for the period of four (4) consecutive fiscal quarters as of such fiscal quarter end to (b) Interest Expense on Total Unsecured Debt for such period of four (4) consecutive fiscal quarters to be less than 2.00 to 1.0.

         SECTION 9.7 Ratio of Total Construction in Progress Value to Total Implied Capitalization Value. As of any fiscal quarter end, permit the ratio of
(a) Total Construction in Progress Value as of such date to (b) Total Implied Capitalization Value for such fiscal quarter to exceed 0.10 to 1.0.

         SECTION 9.8 Ratio of Dividends to Funds from Operations. As of any fiscal quarter end, permit the ratio of (a) Dividends paid during the period of four (4) consecutive fiscal quarters as of such fiscal quarter end to (b) Funds from Operations for such period of four (4) consecutive fiscal quarters to exceed 0.95 to 1.0.


                                    ARTICLE X

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers have not and will not, and will not permit any of their Subsidiaries to:

         SECTION 10.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent;

         (c) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule 6.1(r) and the renewal and refinancing (but not the increase) thereof;

         (d) Debt  consisting  of  Contingent  Obligations  permitted by Section
10.2;

         (e) Debt incurred in connection with trade payables arising in the ordinary course of business;

         (f) Debt incurred in connection with the $5,000,000 cash management facility between Cornerstone and First Union;

         (g) purchase money Debt of Cornerstone in connection with the Lexington Apartments in Richmond, Virginia (including the letter of credit issued by First Union with respect thereto);

         (h) Debt not otherwise  permitted by this Section  10.1;  provided that
(i) no Default or Event of Default shall then have occurred and be continuing or occasioned thereby, (ii) for all such Debt with a scheduled maturity date prior to the Maturity Date the aggregate principal balance thereof shall not exceed $30,000,000, (iii) for all such Debt with a scheduled maturity date on or after the Maturity Date, all such Debt will bear interest at a fixed rate and not at a variable rate, and (iv) such Debt shall not be incurred pursuant to a revolving credit facility or any other revolving line of credit;

provided, that none of the Debt permitted to be incurred by this Section 10.1 shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to such Borrower or any of its Subsidiaries (in the form of Dividends, intercompany advances or otherwise) for the purpose of enabling such Borrower to pay the Obligations.

         SECTION 10.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except Contingent Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

         SECTION 10.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in
connection   with,  or  to  secure  payment  of,   obligations   under  workers'
compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e)  Liens  of  the  Administrative   Agent  for  the  benefit  of  the
Administrative Agent and the Lenders;

         (f) Liens securing Debt permitted under Section 10.1(g) of this Agreement;

         (g) Liens arising under mortgages securing Debt permitted under Section
10.1 of this Agreement; and

         (h) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3.

         SECTION 10.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit (which shall not be deemed to include delinquent rental payments being diligently pursued by the Borrowers in the ordinary course of business) to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.4;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's or Moody's, (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

         (c) investments by any Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if such acquisition has been previously approved in writing by the Required Lenders;

         (d) investments by any Borrower or any Subsidiary in joint ventures or partnerships in an aggregate amount not to exceed five percent (5%) of the Total Implied Capitalization Value on any date of determination; and

         (e) investments by any Borrower or any Subsidiary in Properties (other than Multifamily Properties as permitted hereunder) and in an aggregate amount (including, without limitation, the aggregate amount of any investments incurred under Section 10.4(d) and (f)) not to exceed ten percent (10%) of the Total Implied Capitalization Value on any date of determination;

         (f) investments by Cornerstone in Apple Residential Income Trust, Inc. in an aggregate amount (including, without limitation, the aggregate amount of any investments incurred under Sections 10.4(d) and (e)) not to exceed ten percent (10%) of the Total Implied Capitalization Value on any date of determination.

Notwithstanding the foregoing, to the extent Cornerstone has received equity proceeds which it reasonably determines it cannot immediately reinvest in Multifamily Properties, Cornerstone may make temporary investments not otherwise permitted by this Section 10.4 upon the approval of the Administrative Agent and all of the Lenders. The approval of such investment, the amount of such investment and the permitted time period related thereto shall be determined in discretion of the Administrative Agent and all of the Lenders.

         SECTION 10.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Borrower may merge with any other Borrower;

         (b) any Borrower may merge into the Person such Borrower was formed to acquire in connection with an acquisition permitted by Section 10.4(c);

         (c) any Borrower may wind-up into any other Borrower; and

         (d) A Subsidiary of Cornerstone may merge with its Affiliate, Apple Residential Income Trust, at any time within sixty (60) days following the Closing Date, provided that (i) said Cornerstone Subsidiary shall be the surviving entity following such merger, (ii) said surviving entity and each Subsidiary of Apple Residential Income Trust in existence on the date of such merger shall become an Additional Borrower and shall execute and deliver to the Administrative Agent all documents, instruments and agreements required to be executed and delivered pursuant to the provisions of Section 8.17 above to evidence its inclusion as a Borrower under this Agreement, and

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

(iii) the consummation of such merger and the existence of such merged entity shall not cause an Event of Default to occur or exist, including without limitation by reason of a default under any covenant, condition or agreement contained in this Agreement.

         SECTION 10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of obsolete assets no longer used or usable in the business of any Borrower or any of its Subsidiaries;

         (b) the transfer of assets to any Borrower pursuant to Section 10.5(c);

         (c) the transfer of assets from any Borrower to any other Borrower; and

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

         SECTION 10.7 Limitations on Dividends and Distributions. Declare or pay any Dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure; provided that:

         (a) any Borrower or any Subsidiary may pay Dividends in shares of its own capital stock (provided that no Default or Event of Default under Sections 11.1(a), (b), (j) or (k) shall then have occurred and be continuing or occasioned thereby);

         (b) any Borrower which is a real estate investment trust may pay such Dividends as are necessary to maintain its status as a real estate investment trust (provided that no Default or Event of Default under Sections 11.1(a), (b),
(j) or (k) shall then have occurred and be continuing or occasioned thereby);

         (c) any  Borrower  which  is a real  estate  investment  trust  may pay
Dividends in addition to those Dividends permitted by Section 10.7(b) to the extent not prohibited by Section 9.8 hereof (provided that no Default or Event of Default under Sections 11.1(a), (b), (j) or (k) shall then have occurred and be continuing or occasioned thereby); and

         (d) any Subsidiary may pay cash Dividends to any Borrower.

         SECTION 10.8 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or

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upon the  happening of an event or passage of time would have,  a redemption  or similar payment due.

         SECTION 10.9 Transactions with Affiliates. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates (except loans or advances to any of its officers, directors or other employees approved by the Board of Directors in the ordinary course of business), or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.10 Certain Accounting Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.11 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt, except where any such amendment, modification, cancellation or payment would not cause a Default or Event of Default.

         SECTION 10.12 Status as REIT. (a) Revoke its election to be a "real estate investment trust" within the meaning of Section 856 of the Code, (b) take or fail to take any action that will cause such election to be terminated or to cease to be valid at any time, (c) incur liability for any excise tax under
Section 4981 of the Code or (d) incur liability for any prohibited transaction under Section 857(b)(6) of the Code.

         SECTION 10.13 Property Acquisition Policy.

         (a)  Acquire  any  Property  unless the  representations  contained  in
Section 6.1(v) hereof, if given as of the date of such acquisition, would be true and correct with respect to such Property.

         (b) Purchase any new Property unless for each such Property it shall first:

               (i) conduct such investigations and examinations with respect to such Property as are customarily made by the Borrowers as of the date hereof; and

               (ii) conduct a Phase I environmental review (a "Phase I") of such Property and the surrounding area and perform and document in writing all further investigation necessary or appropriate in light of the findings of such Phase I and determine that no Hazardous Materials exist in such area that has the potential to result in any material adverse effect on the condition (financial or otherwise), operations, assets, businesses, properties or

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

          prospects of any Borrower; provided that if a Phase I cannot feasibly be conducted due to time constraints dictated by the terms of the proposed Property, the Borrowers shall perform computer database searches to confirm the absence of any Environmental Condition, and shall perform as much of the investigation and analysis which would be part of a Phase I as is possible prior to the closing of the transaction related to the Property, and will obtain a full Phase I within sixty (60) days after the purchase of the Property has been effected. Each Phase I will be available for inspection by the Administrative Agent or any Lender. At no time shall the aggregate book value of all Properties with respect to which there existed at the time of purchase a Hazardous Material on such Property as described above exceed five percent (5%) of the aggregate book value of all the Properties owned by the Borrowers and their Subsidiaries.

         SECTION 10.14 Restrictive Agreements. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                                   ARTICLE XI

                              DEFAULT AND REMEDIES

         SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans and Reimbursement Obligation. Any Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Borrower or any Subsidiary thereof under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.4(e) or Articles IX or X of this Agreement.

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

         (e) Default in Performance of Other Covenants and Conditions. Any Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Cornerstone, on behalf of the Borrowers, by the Administrative Agent.

         (f) Hedging Agreement. Any termination payment shall be due by any Borrower under any Hedging Agreement and such amount is not paid within ten (10) Business Days of the due date thereof.

         (g) Debt  Cross-Default.  Any Borrower or any Subsidiary  thereof shall
(i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $100,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. Any Borrower or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

         (i) Change in Control. (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than ten percent (10%) of the common stock or ten percent (10%) of the voting power of Cornerstone entitled to vote in the election of members of the board of directors of Cornerstone or (ii) Glade M. Knight, S.J. Olander or Debra Jones ceases to continue to hold his or her current office or continue with management responsibilities substantially similar to those existing on the Closing Date and a replacement for such Person reasonably satisfactory to the Administrative Agent and possessing substantially similar qualifications and reputation to the Person being replaced is not employed by the Borrowers within three (3) months after such Person ceases to hold such office or continue to have such management responsibilities (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. Any Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii)

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

consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on any Borrower or any Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination  Event. The occurrence of any of the following  events:
(i) any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

         (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $100,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         SECTION 11.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Cornerstone, on behalf of the Borrowers:

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

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligation at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

         (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 11.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

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                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         SECTION 12.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall administer the Loans in the same manner that the Administrative Agent administers loans made for its own account. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         SECTION 12.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

         SECTION 12.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any Subsidiary thereof or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any Subsidiary thereof to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any Subsidiary thereof (except as the Administrative Agent (on behalf of the Lenders) may be directed by the Required Lenders to take those actions permitted under Section 8.11(b) or (c)).

         SECTION 12.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype

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

message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 12.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make

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

such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the
Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower or any Subsidiary thereof which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         SECTION 12.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, (i) the Administrative Agent may resign at any time by giving notice thereof to the Lenders and Cornerstone, on behalf of the Borrowers, and
(ii) in the event of a judicial determination of gross negligence or willful misconduct with respect to the manner in which the Administrative Agent has carried out its duties hereunder, the Administrative Agent may be removed as
Administrative Agent under the Loan Documents at any time after such determination by the Required Lenders upon at least thirty (30) Business Days' prior notice. Upon any such resignation or removal, the Required Lenders, with the consent of the Borrowers

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

(such consent not to be unreasonably withheld) unless there then exists a Default or Event of Default, shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation or the removal of the Administrative Agent by the Required Lenders, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor
Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1 Notices.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to any Borrower:        Cornerstone Realty Income Trust, Inc.
                                    306 East Main Street
                                    Richmond, Virginia 23219
                                    Attention:  S.J. Olander
                                    Telephone No.: (804) 643-1761
                                    Telecopy No.:  (804) 782-9302

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

         With copies to:            McGuire Woods Battle & Boothe, LLP
                                    One James Center
                                    901 East Cary Street
                                    Richmond, Virginia 23219-4030
                                    Attention:  Martin Richards
                                    Telephone No.: (804) 775-1029
                                    Telecopy No.:  (804) 775-1061

         If to First Union          First Union National Bank
           as Administrative Agent: One First Union Center, DC-6
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0166
                                    Attention:  Donna Hemenway
                                    Telephone No.: (704) 383-8763
                                    Telecopy No.: (704) 383-7989

         With copies to:            First Union National Bank
                                    Real Estate Capital Markets Group
                                    One First Union Center, DC-6
                                    301 S. College Street
                                    Charlotte, NC  28288-0735
                                    Attention:  John A. Schissel
                                    Telephone No.: (704) 383-1967
                                    Telecopy No.:  (704) 383-6205

         If to any Lender:  To the Address set forth on Schedule  1.1(a)  hereto


         (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

         SECTION 13.2 Expenses; Indemnity. The Borrowers will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, and (iii) the exercise and enforcement of any rights and remedies of the Administrative Agent and the Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include, without limitation, the reasonable fees and disbursements of such Persons, (b) pay all out-of-pocket expenses each Lender in connection with the enforcement of any rights and remedies of the Administrative Agent and the Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include, without limitation, the reasonable

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

fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by
Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4 Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.5 Consent to Jurisdiction. Each Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf

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

of itself or its property, in the manner specified in Section 13.1. Nothing in this Section 13.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

         SECTION 13.6 Binding Arbitration; Waiver of Jury Trial.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a

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

judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 13.7 Reversal of Payments. To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

         SECTION 13.8 Injunctive Relief; Punitive Damages.

         (a) Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Administrative Agent, the Lenders and each Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

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

         SECTION 13.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent and the Required Lenders to the contrary agreed to by Cornerstone, on behalf of the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.10 Successors and Assigns; Participations.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

               (i)  each  such  assignment  shall  be of a  constant,  and not a
          varying,   percentage  of  all  the  assigning   Lender's  rights  and
          obligations under this Agreement;

               (ii) if less than all of the assigning Lender's Commitment is to be assigned, (A) the Commitment of the Assigning Lender after any such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or a whole multiple of $5,000,000 in excess thereof) and (B) the Commitment so assigned shall not be less than $10,000,000 (or a whole multiple of $5,000,000 in excess thereof);

               (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

               (iv) such assignment shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

               (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof permitted hereunder;

               (vi) no Lender may assign all or a portion of its interests, rights and obligations under this Agreement to more than one (1) Affiliate of such Lender; and

               (vii) the Administrative Agent, in its capacity as a Lender, shall not effect any assignment of its Commitment if, after giving effect thereto, the amount of its Commitment would be less than the amount of the Commitment of any other Lender.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Cornerstone, on behalf of the Borrowers, or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:

               (i) accept such Assignment and Acceptance;

               (ii) record the information contained therein in the Register;

               (iii) give prompt notice thereof to the Lenders and Cornerstone, on behalf of the Borrowers; and

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

               (vi) promptly deliver a copy of such Assignment and Acceptance to Cornerstone, on behalf of the Borrowers.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to Cornerstone, on behalf of the Borrowers.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

               (i) each such participation shall be in an amount not less than $10,000,000 (or a whole multiple of $5,000,000 in excess thereof);

               (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

               (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

               (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

               (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of any collateral securing the Credit Facility; and

               (vii) any such disposition shall not, without the consent of the Borrowers, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by each Borrower; provided that, no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including, without limitation, pursuant to Section 2.6 except as otherwise set forth in such Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation (except as the rate of interest may fluctuate pursuant to the provisions of Section 4.1), (d) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (e) release any material portion of any collateral securing the Credit Facility, (f) amend or waive the provisions of Section 8.17, (g) amend or waive the provisions of
Section 9.1, (h) amend or waive the provisions of Section 10.5, (i) amend the provisions of Section 11.1 or the definition of Default or Event of Default, (j) amend the provisions of the last sentence of Section 10.4 or (k) amend the provisions of this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender; provided, further, that the Borrowers may, subject to the terms and conditions of Section 2.7 and upon the consent of the Administrative Agent (which consent shall not be unreasonably withheld), increase the Aggregate Commitment either by designating a lender not theretofore an existing Lender to become a Lender or by agreeing with an existing Lender that such Lender's Commitment shall be increased, without the further consent of each other Lender (such consent being hereby deemed to be granted by each other such Lender upon execution of this Agreement). In addition, no amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III without the written consent of the Issuing Lender.

         SECTION 13.12 Performance of Duties. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 13.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

         SECTION 13.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION  13.18  Joint and Several  Liability.  The  Obligations of the
Borrowers under this Agreement and the Notes shall be joint and several. References to the Borrowers with respect to the Obligations or any portion thereof shall mean each Borrower on a joint and several basis.

         SECTION 13.19 Cornerstone as Administrative Agent for Borrowers. Each Borrower hereby irrevocably appoints and authorizes Cornerstone (i) to provide the Administrative Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action on behalf of the Borrowers as Cornerstone deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

         SECTION 13.20 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                           [Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

                            BORROWERS:

                            CORNERSTONE REALTY INCOME TRUST, INC.



                            By: /s/ S. J. Olander, Jr.
                                -----------------------
                            Name: Stanley J. Olander, Jr.
                                  -----------------------
                            Title: Chief Financial Officer
                                   -----------------------
                            CRIT-NC, LLC

                            By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                 its sole Member/Manager

                            By: /s/ S. J. Olander, Jr.
                                -----------------------
                            Name: Stanley J. Olander, Jr.
                                  -----------------------
                            Title: Chief Financial Officer
                                   -----------------------

                            CORNERSTONE REIT LIMITED PARTNERSHIP

                            By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                 its General Partner


                            By: /s/ S. J. Olander, Jr.
                                -----------------------
                            Name: Stanley J. Olander, Jr.
                                  -----------------------
                            Title: Chief Financial Officer
                                   -----------------------

                            ADMINISTRATIVE AGENT:
                            FIRST UNION NATIONAL BANK, as Administrative Agent

                            By: /s/ John A. Schissel
                                -----------------------
                            Name: John A. Schissel
                                  -----------------------
                            Title: Director
                                   -----------------------

                            SYNDICATION AGENT:

                            FLEET NATIONAL BANK, as Syndication Agent

                            By: /s/ James B. McLaughlin
                                -----------------------
                            Name: James B. McLaughlin
                                  -----------------------
                            Title: Vice President
                                   -----------------------

                            LENDERS:

                            FIRST UNION NATIONAL BANK, as Lender

                            By: /s/ John A. Schissel
                                -----------------------
                            Name: John A. Schissel
                                  -----------------------
                            Title: Director
                                   -----------------------

                            GUARANTY FEDERAL BANK, F.S.B.

                            By: /s/ Richard V. Thompson
                                -----------------------
                            Name: Richard V. Thompson
                                  -----------------------
                            Title: Senior Vice President
                                   -----------------------

                            CRESTAR BANK

                            By: /s/ Nancy B. Richards
                                -----------------------
                            Name: Nancy B. Richards
                                  -----------------------
                            Title: Vice President
                                   -----------------------

                            FLEET NATIONAL BANK

                            By: /s/ James B. McLaughlin
                                -----------------------
                            Name: James B. McLaughlin
                                  -----------------------
                            Title: Vice President
                                   -----------------------

                    SCHEDULE 1.1(a): LENDERS AND COMMITMENTS

                                                        COMMITMENT
                                                      AND COMMITMENT
LENDER                                                  PERCENTAGE
------                                                 ------------

First Union National Bank                             $85,000,000
One First Union Center, DC-6                            48.57%
301 South College Street
Charlotte, North Carolina 28288-0166
Attention:      John Schissel
Telephone No.: (704) 383-8763
Telecopy No.:  (704) 383-7989

Crestar Bank                                          $25,000,000
8245 Boone Boulevard, Ste. 820                          14.29%
Vienna, VA 22182
Attention:      Nancy B. Richards
Telephone No.: (703) 902-9039
Telecopy No.:  (703) 902-9245

Fleet National Bank                                   $35,000,000
111 Westminster Street, RI MO 215                       20.00%
8th Floor
Providence, RI  02903
Attention:      Jim McLaughlin
                Vice President
Telephone No.: (401) 278-3247
Telecopy No.:  (401) 278-5166

Guaranty Federal Bank, F.S.B.                         $30,000,000
8333 Douglas Avenue, Suite 1000                         17.14%
Dallas, TX  75225
Attention:      Roger Davis
Telephone No.: (214) 360-2849
Telecopy No.:  (214) 360-1661

                                LIST OF EXHIBITS


Exhibit A                  Revolving Credit Note

Exhibit B                  Notice of Borrowing

Exhibit C                  Notice of Prepayment

Exhibit D                  Notice of Conversion/Continuation

Exhibit E                  Officer's Compliance Certificate
     Schedule 1

Exhibit F                  Assignment and Acceptance
     Schedule I

Exhibit G                  Notice of Account Designation

Exhibit H                  Form of Lender Addition and Acknowledgement Agreement
     Schedule A-1
     Schedule A-2
     Schedule 1

Exhibit I                  Form of Joinder Agreement

                                    EXHIBIT A
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                               Fleet National Bank
                              as Syndication Agent

                        REPLACEMENT REVOLVING CREDIT NOTE

$___________                                                    __________, ____

         FOR VALUE RECEIVED, the undersigned, CORNERSTONE REALTY INCOME TRUST, INC., a corporation organized under the laws of Virginia ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company and a Subsidiary of Cornerstone ("CRIT-NC"), CORNERSTONE REIT LIMITED PARTNERSHIP, a Virginia limited partnership and a Subsidiary of Cornerstone ("Cornerstone REIT L.P.", and together with CRIT-NC and Cornerstone, the "Borrowers"), hereby jointly and severally promise to pay to the order of ____________________ (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to ____________________ Dollars ($__________), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in
Article IV of the Credit Agreement.

         This Note is the Note referred to in, and is entitled to the benefits of that certain Amended and Restated Credit Agreement dated as of July ____, 1999, as amended, restated, supplemented or otherwise modified ("Credit
Agreement"), by and among the Borrowers, each Additional Borrower that may become party thereto, the lenders (including the Bank) party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent") . The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This Note is being given in renewal, extension and replacement (but not extinguishment) of that certain Revolving Credit Note made by Cornerstone, CRIT-NC and Cornerstone REIT L.P. to the order of Bank dated April 22, 1999. All advances made under such Note and not previously repaid shall be deemed to be advances hereunder. This Note shall not be construed as a novation of said Note in any way as this Note evidences the same indebtedness.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

         The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.




                            [Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.


                                   CORNERSTONE REALTY INCOME TRUST, INC.

[CORPORATE SEAL]

                                    By:      ___________________________________
                                    Name:    ___________________________________
                                    Title:   ___________________________________


                                    CRIT-NC, LLC

                                    By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                         its sole Member/Manager
[CORPORATE SEAL]
                                    By:      ___________________________________
                                    Name:    ___________________________________
                                    Title:   ___________________________________

                                    CORNERSTONE REIT LIMITED PARTNERSHIP,

[CORPORATE SEAL]                    By: CORNERSTONE REALTY INCOME TRUST, INC.,
                                        its General Partner

                                    By:      ___________________________________
                                    Name:    ___________________________________
                                    Title:   ___________________________________

                                   EXHIBIT B
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                               Fleet National Bank
                              as Syndication Agent

                               NOTICE OF BORROWING
                              ---------------------

First Union National Bank, as Administrative Agent
One First Union Center, DC-6
301 South College Street
Charlotte, North Carolina  28288-0166
Attn:  Donna Hemenway

Ladies and Gentlemen:

         This irrevocable Notice of Borrowing is delivered to you under Section 2.2(a) of the Amended and Restated Credit Agreement dated as of ____________, 1999, (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Cornerstone Realty Income Trust, Inc. ("Cornerstone"), CRIT-NC, LLC ("CRIT-NC"), Cornerstone REIT Limited Partnership ("Cornerstone REIT L.P."), and each Additional Borrower who may become party thereto (collectively, with Cornerstone, CRIT-NC, and Cornerstone REIT L.P., "the Borrowers"), the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent").

         1. Cornerstone, on behalf of the Borrowers, hereby requests that the Lenders make a Loan in the aggregate principal amount of $___________ (the "Loan).1

         2. Cornerstone, on behalf of the Borrowers, hereby requests that the Loan be made on the following Business Day: _____________________.2

________________

1  Complete  with  an  amount  in  accordance  with  Section  2.2 of the  Credit
   Agreement.
2 Complete with a Business Day in accordance with Section 2.2 of the Credit Agreement.

         3. Cornerstone, on behalf of the Borrowers, hereby requests that the Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                                                      Termination Date for
  Principal Component                                       Interest Period             Interest Period
       of Loan                  Interest Rate               (if applicable)             (if applicable)
----------------------     -------------------------    ------------------------    ------------------------



         4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

         6. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.




                            [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, on behalf of the Borrowers, has executed this Notice of Borrowing this ____ day of _______, ____.


                            CORNERSTONE REALTY INCOME TRUST, INC.


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                                   EXHIBIT C
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                               Fleet National Bank
                              as Syndication Agent

                              NOTICE OF PREPAYMENT
                              --------------------

First Union National Bank, as Administrative Agent
One First Union Center
301 South College Street, DC-6
Charlotte, North Carolina 28288-0166
Attention: Donna Hemenway

Ladies and Gentlemen:

         This irrevocable Notice of Prepayment is delivered to you by Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), on behalf of itself and each Borrower party to the Credit Agreement referred to below (collectively, with Cornerstone, the "Borrowers"), under Section 2.3(c) of the Amended and Restated Credit Agreement dated as of ________________, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Cornerstone, CRIT-NC, LLC, a Virginia limited liability company, and Cornerstone REIT Limited Partnership, a Virginia limited partnership, the Lenders party thereto, First Union National Bank, as Administrative Agent, and Fleet National Bank, as Syndication Agent.

         1. Cornerstone, on behalf of the Borrowers, hereby provides notice to the Administrative Agent that the Borrowers shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: ____________________.1

         2. The Borrowers shall repay the above referenced Loans on the following Business


____________
1  Complete  with  an  amount  in  accordance  with  Section  2.3 of the  Credit
   Agreement.

Day: _______________.2

         3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned, on behalf of the Borrowers, has executed this Notice of Prepayment this ____ day of _______, ____.


                                 CORNERSTONE REALTY INCOME TRUST, INC.

[CORPORATE SEAL]

                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________




____________
2 Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement.

                                   EXHIBIT D
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                               Fleet National Bank
                              as Syndication Agent

                        NOTICE OF CONVERSION/CONTINUATION
                        ----------------------------------


First Union National Bank, as Administrative Agent
One First Union Center, DC-6
301 South College Street
Charlotte, North Carolina  28288-0166
Attn:  Donna Hemenway

Ladies and Gentlemen:

         This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of the Amended and Restated Credit Agreement dated as of ____________, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Cornerstone Realty Income Trust, Inc. ("Cornerstone"), CRIT-NC, LLC ("CRIT-NC"), Cornerstone REIT Limited Partnership ("Cornerstone REIT L.P.") and each Additional Borrower who may become party thereto (collectively, with Cornerstone, CRIT-NC, and Cornerstone REIT L.P., the "Borrowers"), the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent").

         1. This Notice of Conversion/Continuation is submitted for the purpose of: (Complete applicable information.)

         (a) [Converting] [continuing] a Loan [into] [as] a Loan.1

         (b) The aggregate outstanding principal balance of such Loan is $_______________.


--------------
1  Delete the bracketed  language and insert   "Base Rate" or "LIBOR  Rate",  as
   applicable, in each blank.

         (c) The last day of the current Interest Period for such Loan is _______________.2

         (d) The principal amount of such Loan to be [converted] [continued] is $_______________.3

         (e) The requested effective date of the [conversion] [continuation] of such Loan is _______________.4

         (f) The requested Interest Period applicable to the [converted] [continued] Loan is _______________.5

         2. No Default or Event of Default exists, and no Default or Event of Default will exist upon the conversion or continuation of the Loan requested herein.

         3. All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.




                            [Signature Page Follows]


____________________

2 Insert applicable date for any LIBOR Rate Loan being converted or continued. 3 Complete with an amount in compliance with Section 3.2 of the Credit
   Agreement.
4 Complete with a Business Day at least three (3) Business Days after the days of this Notice.
5  Complete for any LIBOR Rate Loan with an Interest  Period in compliance  with
   Section 3.1(b) of the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned, on behalf of the Borrowers, has executed this Notice of Conversion/Continuation this ____ day of __________,
_______________.


                       CORNERSTONE REALTY INCOME TRUST, INC.


                       By:      _____________________________________
                       Name:    _____________________________________
                       Title:   _____________________________________

                                   EXHIBIT E
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                               Fleet National Bank
                              as Syndication Agent


                        OFFICER'S COMPLIANCE CERTIFICATE
                        ---------------------------------

         The undersigned, on behalf of Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), and each Borrower party to the Credit Agreement referred to below, hereby certifies to First Union National Bank, as Administrative Agent ("First Union" or the "Administrative Agent"), as follows:

         1. This Certificate is delivered to you pursuant to Section 7.2 of the Amended and Restated Credit Agreement dated as of __________________, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Cornerstone, CRIT-NC, LLC, Cornerstone REIT Limited Partnership, and each Additional Borrower party to the Credit Agreement (collectively, the "Borrowers"), the lenders party thereto (the "Lenders"), the Administrative Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         2. I have reviewed the financial statements of the Borrowers and their Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present the financial condition of the Borrowers and their Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period[s] indicated.

         3. I have reviewed the terms of the Credit Agreement, the Notes and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrowers and their Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, [if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto]].

         4. The Senior Unsecured Debt Rating as announced by Standard & Poor's and Moody's is set forth on the attached Schedule 1, the Applicable Margin and calculations determining such figure are set forth on such Schedule 1, the Borrowers and their Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement as shown on such Schedule 1 and the Borrowers and their Subsidiaries are in compliance with the other covenants and restrictions contained in Articles VIII and X of the Credit Agreement.




                            [Signature Page Follows]

         WITNESS  the  following  signatures  as of the _____ day of  _________,
________________.


                            CORNERSTONE REALTY INCOME TRUST, INC.


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                                   Schedule 1
                                       to
                        Officer's Compliance Certificate


         I. Applicable Margin.

               (a)  Senior Unsecured Debt Rating:

                    (1)  Standard & Poor's: __________

                    (2)  Moody's:           __________

               (b)  Leverage Ratio:


         II. Covenant Compliance.

               DETAILED FORM RESPECTING EACH INDIVIDUAL COVENANT TO BE ATTACHED HERETO BY THE ADMINISTRATIVE AGENT.

                                   EXHIBIT F
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                              Fleet National Bank,
                              as Syndication Agent

                            ASSIGNMENT AND ACCEPTANCE
                            --------------------------
                                 Dated _________

         Reference is made to the Amended and Restated Credit Agreement dated as of _____________, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among Cornerstone Realty Income Trust, Inc. ("Cornerstone"), CRIT-NC, LLC ("CRIT-NC"), Cornerstone REIT Limited Partnership ("Cornerstone REIT L.P."), each Additional Borrower who may become party thereto (collectively, with Cornerstone, CRIT-NC, and Cornerstone REIT L.P., "the Borrowers"), the lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent"), and Fleet National Bank, as Syndication Agent (the "Syndication Agent"). Capitalized terms which are defined in the Credit Agreement and which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

         ______________________________________     (the     "Assignor")     and
________________________________________________   (the  "Assignee")   agree  as
follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest (the "Assigned Interest") in and to all of the Assignor's interests, rights and obligations under the Credit Agreement and the Assignor thereby retains ____% of its interest therein (the "Retained Interest"). This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.10 of the Credit Agreement.

         2. The Assignor (a) represents that, as of the date hereof, (i) its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement, (ii) the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement and (iii) the outstanding balance of its Commitment Percentage of the L/C Obligations (unreduced by any assignments thereof which have not yet become effective), are each set forth in Section 2 of Schedule I hereto; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other Loan Document; and (d) attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

         Revolving Credit Note
         Payable to the Order of:            Principal Amount of Note:
         ________________________            _________________________

         ________________________            $____________________

         ________________________            $____________________


         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (g) agrees that it will keep confidential all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with Section 13.10(g) of the Credit Agreement.

         4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for consent thereby and acceptance and recording in the Register.

         5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which

Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                         ASSIGNOR


                         Commitment Percentage ____%


                         ___________________________________________



                         By:      ____________________________________
                         Name:    ____________________________________
                         Title:   ____________________________________


                         ASSIGNEE


                         Commitment Percentage ____%


                         __________________________________________



                         By:      ____________________________________
                         Name:    ____________________________________
                         Title:   ____________________________________

Acknowledged and Consented to:

CORNERSTONE REALTY INCOME TRUST,
INC.

                                                                [CORPORATE SEAL]

By:      _________________________________
Name:    _________________________________
Title:   _________________________________

CRIT-NC, LLC

By:  Cornerstone Realty Income Trust, Inc.,
      Sole Member-Manager
                                                                [CORPORATE SEAL]
      By:  _______________________________
      Name:  _____________________________
      Title:  ______________________________

CORNERSTONE REIT LIMITED PARTNERSHIP

By: Cornerstone Realty Income Trust, Inc.,
      General Partner
                                                                [CORPORATE SEAL]
      By:  _______________________________
      Name:  _____________________________
      Title:  ______________________________

Consented to and Accepted:

FIRST UNION NATIONAL BANK,
as Administrative Agent


By:      _________________________________
Name:    _________________________________
Title:   _________________________________

                                   Schedule I
                                       to
                            Assignment and Acceptance


1.       Effective Date                                         ________________,____

2.       Assignor's Interest
         Prior to Assignment

         (a)      Commitment Percentage of Assignor                ________________%

         (b)      Outstanding balance of Assignor's Loans       $  ________________

         (c)      Outstanding balance of
                  Assignor's Commitment Percentage
                  of the L/C Obligations                        $  ________________
3.       Assigned Interest
         (from Section 1)                                          ________________%

4.       Assignee's Extensions of Credit
         After Effective Date

         (a)      Outstanding balance of
                  Assignee's Loans
                  (line 2(b) times line 3)                      $  ________________
                             -----
         (b)      Outstanding balance of Assignee's

             Commitment Percentage of L/C
                  Obligations (line 2(c) times line 3)          $  ________________
                                         ------
         (c)      Assignee's Extensions of Credit
                  After Effective Date                          $  ________________

5.       Retained Interest of Assignor after
         Effective Date

         (a)      Retained Interest (from Section 1)               ________________%

         (b)      Outstanding balance of Assignor's
                  Loans (line 2(b) times line 5(a))             $  ________________
                                   -----
         (c)      Outstanding balance of Assignor's
                  Commitment Percentage of L/C
                  Obligations (line 2(c) times line 5(a))       $  ________________
                                         -----


6.       Payment Amounts

         (a)      Payable by Assignee to Assignor               $  ________________

         (b)      Payable by Assignor to Assignee               $  ________________

7.       Payment Instructions

         (a)      If payable to Assignor,
                  to the account of Assignor to:
                  __________________________________________
                  __________________________________________
                  Routing No.: _____________________________
                  Account No.: _____________________________
                  Attn: ____________________________________
                  Reference: _______________________________

         (b)      If payable to Assignee, to the account of Assignee to:
                  __________________________________________
                  __________________________________________
                  Routing No.: _____________________________
                  Account No.: _____________________________
                  Attn: ____________________________________
                  Reference: _______________________________

                                   EXHIBIT G
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                              Fleet National Bank,
                              as Syndication Agent

                          NOTICE OF ACCOUNT DESIGNATION
                         --------------------------------
                                Dated _________

First Union National Bank
One First Union Center, DC-6
301 South College Street
Charlotte, North Carolina  28288-0166
Attn:  Donna Hemenway

Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you by Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), on behalf of itself, CRIT-NC, LLC ("CRIT-NC"), a Virginia limited liability company, and Cornerstone REIT Limited Partnership, a Virginia limited partnership ("Cornerstone REIT L.P."), under Section 2.2(b) of the Credit Agreement dated as of ______________, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among Cornerstone, CRIT-NC, Cornerstone REIT L.P., each Additional Borrower who may become party thereto (collectively, with Cornerstone, the "Borrowers"), the Lenders party thereto (the "Lenders"), First Union National Bank, as Administrative Agent (the "Administrative Agent"), and Fleet National Bank, as Syndication Agent (the "Syndication Agent").

         The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                              [Insert name of bank/
                     ABA Routing Number/and Account Number]

         IN WITNESS WHEREOF, the undersigned, on behalf of the Borrowers, has executed this Notice of Account Designation this _____ day of _______, ________.


[CORPORATE SEAL]               CORNERSTONE REALTY INCOME TRUST, INC.


                               By:      _____________________________________
                               Name:    _____________________________________
                               Title:   _____________________________________

                                   EXHIBIT H
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                              Fleet National Bank,
                              as Syndication Agent


                             Form of Lender Addition
                          and Acknowledgment Agreement

                                 Dated _________

         Reference is made to the Credit Agreement dated as of ______________, 1999 (as amended, restated, supplemented, or otherwise modified, the "Credit Agreement") by and among Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company ("CRIT-NC"), Cornerstone REIT Limited Partnership, a Virginia limited partnership ("Cornerstone REIT L.P."), each Additional Borrower who may become party thereto (collectively, with Cornerstone, CRIT-NC, and Cornerstone REIT L.P., the "Borrowers"), the Lenders who are or may become party thereto (collectively, the "Lenders"), First Union National Bank, as Administrative Agent ("First Union" or the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent"). Capitalized terms defined in the Credit Agreement and used herein without definition shall have the same meanings herein as in the Credit Agreement.

         The Borrowers and (the "[New or Current] Lender") agree as follows:

         1. Subject to Section 2.7 of the Credit Agreement and this Lender Addition and Acknowledgement Agreement, the Borrowers hereby increase the Aggregate Commitment from $__________ to $__________ (such increased amount not to exceed $200,000,000). This Lender Addition and Acknowledgement Agreement is entered into pursuant to, and authorized by, Section 2.7 of the Credit Agreement.

         2. The parties hereto acknowledge and agree that, as of the date hereof, (a) the Commitment Percentage under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) of each Lender, including, without limitation, the [New or Current] Lender, (b) the Commitment under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Loans (and the exposure under Letters of Credit) under the Credit Agreement (without giving effect to increases in the Aggregate Commitment which have not yet become effective) made by each Lender, including, without limitation, the [New or Current] Lender, are each set forth on Schedule A-1 hereto.

         3. The parties hereto acknowledge and agree that, as of the Effective Date (as defined below), (a) the Commitment Percentage under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, (b) the Commitment under the Credit Agreement of each Lender, including, without limitation, the [New or Current] Lender, and (c) the outstanding balances of the Loans (and the exposure under Letters of Credit) under the Credit Agreement made by each Lender, including, without limitation, the [New or Current] Lender, are each set forth on Schedule A-2 hereto.

         4. Attached hereto is a revised Schedule 1 to the Credit Agreement, revised to reflect the Commitment and the Commitment Percentage of each Lender as of the Effective Date of this Lender Addition and Acknowledgement Agreement.

         5. The Borrowers acknowledge that the amount of the increase in the Aggregate Commitment, together with all other increases in the Aggregate
Commitment pursuant to Section 2.7 of the Credit Agreement since the Closing Date of the Credit Agreement, shall not cause the Aggregate Commitment (as increased hereby and by any other increase in the Aggregate Commitment pursuant to Section 2.7) to exceed $200,000,000.

         6. [The Current Lender attaches the Revolving Credit Note delivered to it under the Credit Agreement and requests that the Borrowers exchange such Revolving Credit Note for a new Revolving Credit Note payable to the Current Lender as follows:

         Revolving Credit Note
         Payable to the Order of:                    Principal Amount of Note:
         ------------------------                    -------------------------


         ________________________                    $________________________

                                                     OR

         The New Lender requests that the Borrowers issue a new Revolving Credit Note payable to the New Lender as follows:

         Revolving Credit Note
         Payable to the Order of:                    Principal Amount of Note:
         ------------------------                    -------------------------


         ________________________                    $________________________]

         7. The [New or Current] Lender (i) represents and warrants that it is legally authorized to enter into this Lender Addition and Acknowledgement Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Addition and Acknowledgement Agreement; (iii) agrees that it will, independently and without reliance upon any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is meets the criteria set forth in the definition of Eligible Assignee; (v) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and
(vii) agrees that it will keep confidential all the information with respect to the Borrowers or any guarantors furnished to it by the Borrowers or any guarantors (other than information required or requested to be disclosed by it pursuant to regulatory requirements or legal process); information requested by and disclosed to its auditors, accountants and attorneys, provided that the [New or Current] Lender shall use commercially reasonable efforts to have such Persons enter into a confidentiality agreement with respect to such information; and information generally available to the public or otherwise available to the [New or Current] Lender on a nonconfidential basis).

         8. The Borrowers  represent and warrant that each term and condition of
Section 2.7 of the Credit Agreement has been satisfied in the manner set forth in such Section 2.7.

         9. The effective date for this Lender Addition and Acknowledgement Agreement shall be __________ (the "Effective Date"). Following the execution of this Lender Addition and Acknowledgement Agreement, it will be delivered to the Administrative Agent for the consent of the Administrative Agent and acceptance and recording in the Register.

         10. Upon such consents, acceptance and recording, from and after the Effective Date, the [New or Current] Lender shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Lender Addition and Acknowledgement Agreement, have the rights and obligations of a Lender under each such agreement.

         11. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the [New or Current] Lender.

         12. The representations and warranties of the Borrowers under the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, both before and after giving effect this Lender Addition and Acknowledgement Agreement.

         13. THIS LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                              BORROWERS:

                              CORNERSTONE REALTY INCOME TRUST, INC.

[CORPORATE SEAL]
                              By:   _____________________________________
                              Name: _____________________________________
                              Title:_____________________________________


                              CRIT-NC, LLC

                              By: CORNERSTONE REALTY INCOME  TRUST,  INC.,
                              its  sole Member/Manager


[CORPORATE    SEAL]

                              By:   ______________________________________
                              Name: ______________________________________
                              Title:______________________________________


                              CORNERSTONE REIT LIMITED PARTNERSHIP,

[CORPORATE SEAL]              By: CORNERSTONE REALTY INCOME TRUST, INC.,
                                  its General Partner

                             By:   ______________________________________
                             Name: ______________________________________
                             Title:______________________________________


                                [OTHER BORROWERS]


[CORPORATE SEAL]
                            By:   _____________________________________
                            Name: _____________________________________
                            Title:_____________________________________

                               [NEW OR CURRENT] LENDER:

                               [NAME OF CURRENT LENDER OR NEW LENDER]

                               Commitment $__________
                               Commitment Percentage ____%

                               By:      ____________________________________
                               Name:    ____________________________________
                               Title:   ____________________________________

Acknowledged and Consented to:


                            FIRST UNION NATIONAL BANK, as Administrative Agent


                            By:      ____________________________________
                            Name:    ____________________________________
                            Title:   ____________________________________

                                  Schedule A-1
                                       to
                  Lender Addition and Acknowledgement Agreement

                             Lenders and Commitments
                             (as of the date hereof)


A.       Commitment Percentage of Each Lender.

         1.  First Union National Bank          __________%

         2.  AmSouth Bank                       __________%

         3.  Crestar Bank                       __________%

         4.  Fleet National Bank                __________%

         5.  Guaranty Federal Bank              __________%








                                     A-1-1

B. Commitment of Each Lender.

         1.   First Union National Bank         $__________

         2.   AmSouth Bank                      $__________

         3.   Crestar Bank                      $__________

         4.   Fleet National Bank               $__________

         5.   Guaranty Federal Bank             $__________









                                     A-1-2

C. Outstanding Balance of the Loans of Each Lender.

         1.   First Union National Bank          $__________

         2.   AmSouth Bank                       $__________

         3.   Crestar Bank                       $__________

         4.   Fleet National Bank                $__________

         5.   Guaranty Federal Bank              $__________








                                     A-1-3

D. Letter of Credit Exposure of each Lender.

         1.  First Union National Bank         $__________

         2.  AmSouth Bank                      $__________

         3.  Crestar Bank                      $__________

         4.  Fleet National Bank               $__________

         5.  Guaranty Federal Bank             $__________







                                     A-1-4

                                  Schedule A-2
                                       to
                  Lender Addition and Acknowledgement Agreement

                             Lenders and Commitments
                           (as of the Effective Date)


A. Commitment Percentage of Each Lender.

         1.   First Union National Bank      __________%

         2.   AmSouth Bank                   __________%

         3.   Crestar Bank                   __________%

         4.   Fleet National Bank            __________%

         5.   Guaranty Federal Bank          __________%







                                     A-2-1

B. Commitment of Each Lender.

         1.    First Union National Bank   $__________

         2.    AmSouth Bank                $__________

         3.    Crestar Bank                $__________

         4.    Fleet National Bank         $__________

         5.    Guaranty Federal Bank       $__________







                                     A-2-2

C. Outstanding Balance of the Loans of Each Lender.

         1. First Union National Bank     $__________

         2. AmSouth Bank                  $__________

         3. Crestar Bank                  $__________

         4. Fleet National Bank           $__________

         5. Guaranty Federal Bank         $__________







                                     A-2-3

D. Letter of Credit Exposure of each Lender.

         1.   First Union National Bank     $__________

         2.   AmSouth Bank                  $__________

         3.   Crestar Bank                  $__________

         4.   Fleet National Bank           $__________

         5.   Guaranty Federal Bank         $__________







                                     A-2-4

                                   Schedule 1
                                       to
                              Amended and Restated
                                Credit Agreement

                             Lenders and Commitments

                                                                  Commitment
                                                 Commitment       Percentage
                                                 ----------      -------------

1.    First Union National Bank                   $_________      _________%
      One First Union Center, DC-6
      301 South College Street
      Charlotte, NC 28288-0166
      Attention:  Donna Hemenway
      Telephone No.: (704) 383-0281
      Telecopy No.:  (704) 382-0288

2.    AmSouth Bank                                $_________      _________%
      1900 5th Avenue North
      Birmingham, AL  35203
      Attention:   Jim Miller
      Telephone No.: (205) 581-7647
      Telecopy No.:  (205) 326-4075

3.    Crestar Bank                                $_________      _________%
      8245 Boone Boulevard, Ste. 820
      Vienna, VA 22182
      Attention:  Nancy B. Richards
      Telephone No.: (703) 902-9039
      Telecopy No.:  (703) 902-9245

4.    Fleet National Bank                         $_________      _________%
      111 Westminster Street, RI MO 215
      Providence, RI  02903
      Attention:   Jim McLaughlin
                   Vice President
      Telephone No.: (401) 278-3247
      Telecopy No.:  (401) 278-5166

5.    Guaranty Federal Bank                       $_________      _________%
      8333 Douglas Avenue, Suite 1000
      Dallas, TX  75225
      Attention:  Roger Davis
      Telephone No.: (214) 360-2849
      Telecopy No.:  (214) 360-1661

                                   EXHIBIT I
                                       to
                              Amended and Restated
                                Credit Agreement
                         dated as of ____________, 1999,
                                  by and among
                     Cornerstone Realty Income Trust, Inc.,
                                  CRIT-NC, LLC,
                      Cornerstone REIT Limited Partnership,
                     each Additional Borrower party thereto,
                           the Lenders party thereto,
                           First Union National Bank,
                             as Administrative Agent
                                       and
                              Fleet National Bank,
                              as Syndication Agent

                            Form of Joinder Agreement
                            --------------------------

         THIS JOINDER AGREEMENT, dated as of the ____ day of __________, ____ (the "Agreement), to the Amended and Restated Credit Agreement referred to below is entered into by and among Cornerstone Realty Income Trust, Inc., a corporation organized under the laws of Virginia ("Cornerstone"), CRIT-NC, LLC, a Virginia limited liability company ("CRIT-NC"), Cornerstone REIT Limited Partnership ("Cornerstone REIT L.P."), each Additional Borrower party thereto (collectively, with Cornerstone, CRIT-NC, and Cornerstone REIT L.P., the "Borrowers"), ___________, a corporation organized under the laws of _________ and a Subsidiary of Cornerstone (the "Company"), such lenders party thereto (the "Lenders"), FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent (the "Administrative Agent") and Fleet National Bank, as Syndication Agent (the "Syndication Agent").

                              Statement of Purpose

         The  Borrowers,   the  Lenders,   the  Administrative   Agent  and  the
Syndication Agent are parties to the Credit Agreement dated as of ________________, 1999 (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the "Credit Agreement").

         Pursuant to [insert description of agreement or transaction relating to creation of New Subsidiary]. In connection therewith, the Company is required to execute, among other documents, a joinder agreement in order to become a Borrower under the Credit Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

         1.01 Joinder of Company.

         (a) Joinder. Pursuant to Section 8.17 of the Credit Agreement, the Company hereby agrees that it is a Borrower under the Credit Agreement as if a signatory thereof on the Closing Date, and the Company shall comply with and be subject to and have the benefit of all of the terms, conditions, covenants, agreements and obligations set forth therein. The Company hereby agrees that each reference to a "Borrower" or the "Borrowers" in the Credit Agreement and other Loan Documents shall include the Company. The Company acknowledges that it has received a copy of the Credit Agreement and that it has read and understands the terms thereof.

         (b) Schedules. Attached hereto are updated copies of each Schedule referenced in the Credit Agreement revised to include all information required to be provided therein with respect to (and only with respect to) the Company.

         2.01 Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of (i) an originally executed Note for each Lender jointly executed by each Borrower and the Company in exchange for the Notes issued on the Closing Date or the date of the most recent Joinder Agreement, as applicable, (ii) an originally executed counterpart hereof and (iii) any other agreement or document delivered in accordance with Section 8.17 (including, without limitation, any Security Document required to be executed thereunder).

         3.01 General Provisions.

         (a) Representations and Warranties. Each Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred or is continuing under the Credit Agreement, except for any deviations from such representations and warranties expressly permitted by the Credit Agreement and except for any waivers of such representations and warranties granted by the Required Lenders in writing. Each such Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Credit Agreement or any other Loan Document.

         (b) Limited Effect. Except as supplemented hereby, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any right or rights which the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         (c) Costs and Expenses. The Borrowers hereby jointly and severally agree to pay or reimburse the Administrative Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

         (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (e) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.




                            [Signature Page Follows]

         IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

                            BORROWERS:

[CORPORATE SEAL]            CORNERSTONE REALTY INCOME TRUST, INC.


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________


                            CRIT-NC, LLC

                            By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                 its sole Member/Manager
[CORPORATE SEAL]
                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                            CORNERSTONE REIT LIMITED PARTNERSHIP,

[CORPORATE SEAL]            By: CORNERSTONE REALTY INCOME TRUST, INC.,
                                its General Partner

                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________



[CORPORATE SEAL]            [OTHER BORROWERS]


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

[CORPORATE SEAL]            [COMPANY]


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                            ADMINISTRATIVE AGENT:

                            FIRST UNION NATIONAL BANK, as Administrative Agent


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                            LENDERS:

                            FIRST UNION NATIONAL BANK, as Lender


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________

                              [ADDITIONAL LENDERS]


                            By:      _____________________________________
                            Name:    _____________________________________
                            Title:   _____________________________________